                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

FILED BY THE REGISTRANT [x]
FILED BY A PARTY OTHER THAN THE REGISTRANT [   ]

CHECK THE APPROPRIATE BOX:
[X]  PRELIMINARY PROXY STATEMENT
[ ]  DEFINITIVE PROXY STATEMENT
[ ]  DEFINITIVE ADDITIONAL MATERIALS
[ ]  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                                 FIBERCHEM, INC.
                (Name of Registrant as Specified In Its Charter)

                                      NONE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X]     NO FEE REQUIRED.
[ ]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

         (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

         (2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

         (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:(1)

         (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

         (5)   TOTAL FEE PAID:

[ ]      FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)      AMOUNT PREVIOUSLY PAID:

(2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3)      FILING PARTY:

(4)      DATE FILED:

---------
(1) SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED.

FCI
                                                                 FIBERCHEM, INC.
                                  1181 GRIER DRIVE, SUITE B, LAS VEGAS, NV 89119
                                                                  (702) 361-9873




                       PROXY STATEMENT OF FIBERCHEM, INC.
                      ANNUAL MEETING OF STOCKHOLDERS TO BE
             HELD AT 10:00 A.M., PACIFIC TIME, ON NOVEMBER 29, 2000



October   , 2000



Dear Stockholders:



         You are cordially invited to attend the annual meeting of our stockholders to be held at the DoubleTree Club Hotel, 7250 Pollock Drive, Las Vegas, Nevada at 10:00 a.m., Pacific time, on November 29, 2000.



         On July 27, 2000 we completed a business combination with Intrex Data Communications Corp., a British Columbia corporation, and Pandel Instruments, Inc., a Texas corporation which prior to the combination owned 24.89% of Intrex's outstanding common shares, an event of singular importance in the history of FiberChem. The transaction combined FiberChem's real-time sensor and monitoring technology with Intrex's remote wireless data communications systems to produce a new company, to be known as DecisionLink, Inc., which will operate in the global wireless remote asset monitoring marketplace.



         The business combination was effected pursuant to an Arrangement Agreement between FiberChem and Intrex and a Merger Agreement between FiberChem and its wholly-owned acquisition subsidiary, Pandel Mergerco, Inc., and Pandel. Under the Arrangement Agreement and the Merger Agreement, Intrex stockholders (other than Pandel) and Pandel stockholders received securities that can be converted into or exchanged for up to approximately 252,200,000 FiberChem common shares, or about 80% of FiberChem's common stock capitalization when the transaction was completed. Securities convertible into or exchangeable for approximately 189,000,000 of these shares have been placed in escrow and will be released to Intrex and Pandel stockholders in installments if the Intrex business meets certain milestones within a two year period.



         At this meeting, we are submitting to stockholders a proposal to increase our authorized common stock from 150,000,000 to 500,000,000 in order to carry out our undertaking in the Arrangement Agreement. The increase is necessary because the number of shares of common stock which FiberChem committed to issue upon conversion or exchange of securities issued in the combination exceeds the number of FiberChem's authorized but unissued shares. Pursuant to the Arrangement Agreement, we are also seeking stockholder approval of a change in our corporate name from FiberChem, Inc. to "DecisionLink, Inc." to reflect the wider scope of our activities after the combination with Intrex.



         Although the business combination was completed on July 27, 2000, we may not be able to realize the full anticipated benefits of the transaction unless these proposals are approved by stockholders. The Arrangement Agreement provides that if the additional shares of FiberChem Common Stock are not authorized by December 31, 2000, Intrex common shareholders received Intrex Class B Shares, which are exchangeable for FiberChem common stock, can demand payment in cash (rather than in shares) of the fair market value of the FiberChem common stock they are entitled to receive. If we are required to pay cash rather than FiberChem common stock for the exchangeable securities, we may not be able to continue in business or may be required to re-negotiate payment provisions which could be more or less favorable to FiberChem stockholders.



         The proposal to increase our authorized common stock requires the approval of a majority of all outstanding stock entitled to vote and a majority of all outstanding shares of common stock. Directors and officers of FiberChem who are entitled to vote 48.7% of all the outstanding stock and 11.5% of the outstanding common stock have indicated they will vote in favor of these proposals. THE BOARD OF DIRECTORS HAS DETERMINED THAT CARRYING OUT THE PROVISIONS OF THE ARRANGEMENT AGREEMENT IS FAIR TO AND IS IN THE BEST INTEREST OF FIBERCHEM STOCKHOLDERS AND URGES YOU TO VOTE IN FAVOR OF THESE PROPOSALS.



         WE URGE YOU TO CONSIDER CAREFULLY THE IMPORTANT MATTERSDESCRIBED IN THE ATTACHED PROXY STATEMENT. WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. This action will not limit your right to vote in person if you wish to attend the meeting and vote personally.



         Other matters to be considered at the meeting include the election of directors, approval of our 2000 Stock Option Plan and ratification of the selection of our auditors.



                             Sincerely yours,




                             Geoffrey F. Hewitt
                             Chairman of the Board of Directors and
                                       Chief Executive Officer

FCI
                                                                 FIBERCHEM, INC.
                                  1181 GRIER DRIVE, SUITE B, LAS VEGAS, NV 89119
                                                                  (702) 361-9873



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                NOVEMBER 29, 2000

TO THE STOCKHOLDERS OF FIBERCHEM, INC.:

                  YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF THE STOCKHOLDERS (THE "ANNUAL MEETING") OF FIBERCHEM, INC., ("FIBERCHEM" OR THE "COMPANY") WHICH WILL BE HELD AT THE DOUBLETREE CLUB HOTEL, 7250 POLLOCK DRIVE, LAS VEGAS, NEVADA AT 10:00 A.M., PACIFIC TIME, ON NOVEMBER 29, 2000, TO CONSIDER AND ACT UPON THE FOLLOWING MATTERS:



                  (1) To consider and act upon a proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, $.0001 par value ("Common Stock"), from 150,000,000 to 500,000,000 shares of Common Stock.


                  (2) To approve an amendment to the Company's Certificate of Incorporation authorizing a change of the Company's name to "DecisionLink, Inc."


                  (3) To elect three (3) Class A members, three (3) Class B members and two (2) Class C members to the Board of Directors. The members nominated by the Board of Directors are described in the accompanying Proxy Statement.



                  (4) To approve and adopt the 2000 Stock Option Plan for the Company.

                  (5) To ratify the appointment of Goldstein Golub Kessler LLP as the Company's auditors for the fiscal years ended September 30, 1999 and September 30, 2000.

                  (6) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


         The additional shares of Common Stock authorized in item 1 above would be used in part for issuance upon conversion or exchange of securities issued to acquire Intrex Data Communications Corp., a

British Columbia corporation ("Intrex"). An explanation of the business combination with Intrex which was completed on July 27, 2000 is set forth in the proxy statement. The change in the Company's name to DecisionLink, Inc. is also being proposed to carry out a requirement of the Intrex business combination agreement. The new name reflects the wider scope of the combined companies activities.


         Only stockholders of record at the close of business on October 5, 2000, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

         Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.


Dated: October 10, 2000



                                    BY ORDER OF THE BOARD OF DIRECTORS,


                                    MELVIN W. PELLEY, SECRETARY

                                 FIBERCHEM, INC.
                            1181 GRIER DRIVE, SUITE B
                             LAS VEGAS, NEVADA 89119
                                 (702) 361-9873


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 29, 2000


                              QUESTIONS AND ANSWERS


          PROPOSAL 1 - INCREASING OUR AUTHORIZED COMMON STOCK TO ALLOW
               CONVERSION OR EXCHANGE OF SECURITIES ISSUED IN THE
                        BUSINESS COMBINATION WITH INTREX


        PROPOSAL 2 - CHANGING OUR CORPORATE NAME FROM FIBERCHEM, INC. TO
                               DECISIONLINK, INC.



HAS THE BUSINESS COMBINATION WITH INTREX DATA COMMUNICATIONS CORP. BEEN
COMPLETED?


         The business combination with Intrex closed on July 27, 2000. Since the transaction did not provide for any change in the outstanding common stock of FiberChem, common stockholder approval of the transaction was not required under Delaware law where FiberChem is incorporated.



WHY IS MY APPROVAL AS A STOCKHOLDER BEING SOUGHT NOW?


         In order to satisfy requirements to issue shares of common stock upon conversion or exchange of securities issued in the business combination, we agreed to call a stockholders meeting to seek approval of Proposal 1 - to amend our certificate of incorporation to increase the number of shares of common stock which FiberChem is authorized to issue from 150,000,000 to 500,000,000. We also need stockholder approval for Proposal 2 - to amend our certificate of incorporation to change our name to "DecisionLink, Inc." to carry out the terms of the business combination. Our Board of Directors regards Proposal 1 and Proposal 2 as independent proposals since the business combination with Intrex will remain effective even if neither of the proposals is adopted.



HOW MANY FIBERCHEM SHARE EQUIVALENTS WERE ISSUED IN THE BUSINESS COMBINATION?


         Securities exchangeable for or convertible into approximately 252,200,000 shares of FiberChem common were issued in the business combination. This represented approximately 81% of the equity interest of the combined company.

         Former common shareholders of Intrex (other than Pandel) received in exchange for the 75.11% of Intrex common shares owned by them approximately 170,334,000 Class B Shares of Intrex pursuant to the Arrangement Agreement. Each Class B Share is as nearly as practicable the economic equivalent of one share of common stock of FiberChem. In addition, David S. Peachey, the former President and Chief Executive Officer of Intrex received an additional 9,450,000 Intrex Class B Shares pursuant to a Compensation Agreement with Intrex and FiberChem.


         For each Class B Share issued to former Intrex common shareholders pursuant to the Arrangement Agreement and to Mr. Peachey pursuant to his compensation agreement, we also issued 1/100th of a share of a newly designated series of non-participating FiberChem preferred stock known as Special Shares. Each Special Share is entitled to 100 votes, voting together with all other holders of FiberChem stock entitled to vote, and is subject to redemption by FiberChem for a nominal amount upon exchange of the related Class B Shares. The Special Shares afford each Class B shareholder voting rights as nearly as practicable equivalent to the voting rights of one share of FiberChem common stock for each Class B Share held.


         The former shareholders of Pandel received in exchange for their Pandel shares 580,782.21 shares of a new series of FiberChem preferred stock designated as Pandel Series Preferred Stock. The Pandel Series Preferred Stock is convertible into and is as nearly as practicable the economic equivalent of 58,078,221 shares of FiberChem common stock. In addition, Peter J. Lagergren, the former President and Chief Executive Officer of Pandel received an additional 94,500 shares of Pandel Series Preferred Stock, equivalent to 9,450,000 shares of FiberChem common stock, pursuant to a Compensation Agreement with FiberChem.



IS THERE ANY ESCROW OR HOLD-BACK ARRANGEMENT FOR THE CLASS B SHARES OR FIBERCHEM PANDEL SERIES PREFERRED STOCK ISSUED IN THE BUSINESS COMBINATION?


         Yes. Approximately 75% of the Class B Shares, the Special Shares and the shares of Pandel Series Preferred Stock issued in the business combination (including all the shares issued to Messrs. Peachey and Lagergren pursuant to their compensation agreements) have been placed in escrow, subject to release if the Intrex business achieves certain milestones by July 27, 2002, a period of two years following the combination.



WHAT WILL HAPPEN IF THE PROPOSAL TO INCREASE OUR AUTHORIZED COMMON STOCK IS NOT APPROVED?


         Beginning not later than December 31, 2000, each holder of the approximately 179,784,000 Intrex Class B Shares (exclusive of any of the 137,200,000 Class B Shares which remain in escrow) has the right to require our Intrex subsidiary to redeem his shares. FiberChem can satisfy the redemption obligation by exchanging one share of FiberChem common stock for each Class B Share to be redeemed, but if we do not for any reason have shares of our common stock available for exchange, we or our subsidiary, Intrex, must satisfy the redemption obligation by making a cash payment equal to the then market price for the FiberChem common stock.


         FiberChem presently has 47,668,620 shares of common stock available for exchange for a portion of the Class B Shares before the proposed increase in the authorized common stock. This amount is sufficient to cover the 42,583,549 Class B Shares which have been initially released to the former Intrex common shareholders, but would not be sufficient to cover the approximately 137,200,000 escrowed Class B Shares when and if they are released.


         We cannot presently estimate the amount of cash we would be required to pay for redemption of Class B Shares, the period of time over which these payments would be made or the effect of the required payments if the proposal to increase our authorized common stock is not approved. However, the obligation to make cash payments could have a serious effect on our business and might result in FiberChem and its Intrex subsidiary being unable to continue in business or being required to re-negotiate payment provisions which could be more or less favorable to FiberChem stockholders.


         The FiberChem Pandel Series Preferred Stock issued to former stockholders of Pandel is automatically convertible into FiberChem common stock on or after December 31, 2000, only if we reserve and have available for issuance a sufficient number of shares of our common stock. The holders of the Pandel Series Preferred Stock do not have any right to require conversion of their shares if the proposal to increase FiberChem's authorized common stock is not approved.



WHY DID WE ACQUIRE THE INTREX COMMON SHARES NOT OWNED BY PANDEL IN EXCHANGE FOR INTREX CLASS B SHARES AND SPECIAL SHARES?


         Intrex is a British Columbia corporation subject to British Columbia provincial and Canadian federal tax laws. The use of exchangeable Class B Shares and Special Shares in the transaction structure may allow the Intrex shareholders other than Pandel to defer what might otherwise be a taxable gain on the sale of their Intrex common shares.


         The merger of Pandel, a Texas corporation, into our wholly-owned subsidiary was intended to be a tax-free reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended.



WHAT ARE THE TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO ME?


          In the opinion of our counsel, FiberChem common stockholders should not recognize any gain or loss for federal income tax purposes as a result of the business combination or the increase in our authorized common stock from 150,000,000 to 500,000,000 shares.



WHY ARE WE BEING ASKED IN PROPOSAL 2 TO AUTHORIZE A CHANGE IN OUR CORPORATE NAME FROM FIBERCHEM, INC. TO DECISIONLINK, INC?


         We are proposing to change our corporate name to reflect the wider scope of our activities after the recent business combination with Intrex.



WHAT DO I DO IF I HAVE ADDITIONAL QUESTIONS?


         If you have any questions prior to the meeting, please call Mel Pelley, Chief Financial Officer of FiberChem, who may be reached at 702-361-9873.

SUMMARY TERM SHEET REGARDING BUSINESS COMBINATION WITH INTREX



         This summary, together with the "Questions and Answers" on the preceding pages highlights important selected information about our recent business combination with Intrex Data Communications Corp., a British Columbia corporation, and Pandel Instruments, Inc., a Texas corporation. We are presenting this information because both Proposal 1 (to amend our certificate of incorporation to increase the authorized number of shares of our common stock from 150,000,000 to 500,000,000) and Proposal 2 (to amend our certificate of incorporation to change our corporate name to "DecisionLink, Inc.") are being submitted to stockholders to carry out provisions of this business combination.



ACQUIRED COMPANIES                      Intrex Data Communications Corp., a
                                        British Columbia corporation, and Pandel
                                        Instruments, Inc., a Texas corporation
                                        which owned 24.89% of Intrex.



BUSINESS OF THE ACQUIRED                Monitoring remote and difficult to reach
 COMPANIES                              assets throughwireless data
                                        communications networks. A brief
                                        description of the business of the
                                        acquired companies and our combined
                                        company is included beginning on page
                                        25.



TERMS OF THE BUSINESS
 COMBINATION (page 21):



PURCHASE PRICE PAID



Intrex Shareholders other than Pandel:  - 170,334,245 Intrex Class B Shares, each exchangeable for one share of
                                        FiberChem Common Stock
                                        - 1,703,342.45 FiberChem Special Shares, each with 100 votes per share



                                        The Class B Shares and the Special
                                        Shares are intended to provide as nearly as practicable the same economic and voting rights as one share of FiberChem common stock for each Class B Share issued. The use of exchangeable Class B Shares and FiberChem Special Shares in the transaction structure may allow the Intrex shareholders other than Pandel who are subject to Canadian taxation to defer what might otherwise be a taxable gain on the sale of their Intrex common shares.



Pandel Shareholders:                    - 675,212.21 shares of FiberChem Pandel
                                        Series Preferred Stock, each convertible into 100 shares of common stock and entitled to 100 votes per share



SHARES ISSUED PURSUANT
TO INCENTIVE COMPENSATION
AGREEMENTS                              - 9,450,000 Intrex Class B Shares and
                                        94,500 FiberChem Special Shares were
                                        issued to David S. Peachey, formerly
                                        President and Chief Executive Officer of
                                        Intrex and now President and Chief

                                        Operating Officer of FiberChem, pursuant to a Compensation Agreement between Mr. Peachey and Intrex and FiberChem



                                        - 94,500 shares of FiberChem Pandel
                                        Series Convertible Preferred Stock
                                        (convertible into 9,450,000 shares of
                                        FiberChem common stock) were issued to
                                        Peter J. Lagergren, formerly Executive
                                        Vice President and Chief Technology
                                        Officer of Intrex and now Executive
                                        Vice President - Communications
                                        Division of FiberChem



ESCROWED SHARES                         Of the total purchase price consisting
                                        of securities convertible into or
                                        exchangeable for approximately
                                        252,200,000 shares of FiberChem common
                                        stock, securities convertible into or
                                        exchangeable for approximately
                                        189,000,000 or 75% of the total have
                                        been deposited in escrow subject to
                                        release in installments if the Intrex
                                        business achieves certain milestones
                                        during a two year period following the
                                        closing on July 27, 2000. The securities deposited in escrow include all
                                        9,450,000 Intrex Class B Shares issued
                                        to David S. Peachey and all 94,500
                                        shares of FiberChem Pandel Series
                                        Preferred Stock issued to Peter J.
                                        Lagergren pursuant to their Compensation
                                        Agreements.



OTHER AGREEMENTS                        Intrex, FiberChem and certain executive
                                        officers and principal stockholders of
                                        the companies have entered into
                                        agreements covering the composition of
                                        the FiberChem's board of directors, the
                                        voting of shares of FiberChem stock, the re-sale of shares of FiberChem stock and the employment of certain executive officers. These agreements are described beginning on page 23.

ACCOUNTING TREATMENT:                   Since the securities issued as
                                        consideration in the business
                                        combination are exchangeable for or
                                        convertible into shares of FiberChem
                                        common stock representing from 51.8% to
                                        81.1% of FiberChem's outstanding common
                                        stock, the transaction will be accounted for as a reverse acquisition by Intrex of FiberChem using purchase accounting.

PER SHARE DATA, FINANCIAL               Per Share Data (page 6), Financial
STATEMENTS AND                          Statements of Intrex (page F-2 and
PRO FORMA FINANCIAL                     Pandel (page F-13) and Pro Forma
INFORMATION                             Financial Information (page F-22) are
                                        included elsewhere in this Proxy
                                        Statement. Financial Statements of
                                        FiberChem for FiberChem for the two
                                        years ended September 30, 1999 are
                                        incorporated by reference from
                                        the accompanying Annual Report to
                                        Shareholders of FiberChem. Interim
                                        financial statements of FiberChem for
                                        the nine month periods ended June 30,
                                        2000 and June 30, 1999 are incorporated
                                        by reference from the accompanying
                                        Quarterly Report on Form 10-QSB of
                                        FiberChem for the nine month period
                                        ended June 30, 2000.

           COMPARATIVE PER SHARE DATA OF FIBERCHEM, INTREX AND PANDEL



         Set forth below are the net income (loss), cash dividends declared, and book value per common share data of FiberChem, Intrex and Pandel on an historical and pro forma basis for FiberChem, and on an historical and equivalent pro forma basis for Intrex and Pandel.



         The FiberChem pro forma per share data was derived by combining historical consolidated financial information of FiberChem, Intrex and Pandel, giving effect to the combination under the purchase method of accounting for business combinations. FiberChem pro forma dividends per common share assume no dividend payments, which is consistent with FiberChem's historical dividend level. The equivalent pro forma data for Intrex and Pandel combined was calculated by multiplying the FiberChem pro forma per share data by the exchange ratio of 27.801925.



         The information set forth below should be read in conjunction with the respective audited consolidated financial statements and related notes of FiberChem, Intrex and Pandel and with the unaudited pro forma combined condensed financial information and related notes included elsewhere in this Proxy Statement.



                                        Nine Months        Six Months      Year Ended      Year Ended
                                           Ended             Ended        September 30,   December 31,
                                       June 30, 2000     June 30, 2000        1999            1999
                                      ---------------    -------------- ---------------  ---------------
Historical Per Share Data:
    FiberChem:
       Net loss                                (0.04)               --           (0.07)             --
       Cash dividends declared                    --                --              --              --
       Book value at end of period              0.03                --              --              --
    Intrex:
       Net loss                                   --             (0.10)             --           (0.11)
       Cash dividends declared                    --                --              --              --
       Book value at end of period                --             (0.13)             --              --
    Pandel:
       Net (income) loss                          --              0.00              --            0.00
       Cash dividends declared                    --                --              --              --
       Book value at end of period                --              0.00              --              --
Pro Forma Combined Per Share Data:
    FiberChem:
       Net loss                                (0.01)               --           (0.03)             --
       Cash dividends declared                    --                --              --              --
       Book value at end of period              0.06(A)             --              --              --
Equivalent Pro Forma Per Share Data:
    Intrex and Pandel Combined:
       Net loss                                   --             (0.28)             --           (0.83)
       Cash dividends declared                    --                --              --              --
       Book value at end of period                --              1.72              --              --


The pro forma and equivalent pro forma per share data is not necessarily indicative of the per share data which would have been attained had the reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco been consummated at either of January 1, 1999 or June 30, 2000 or which may be attained in the future. This per share data is not intended to be a projection of future results.



The computation of pro forma and equivalent pro forma per share data, among other things, assumes the ultimate distribution of all escrowed shares resulting in an approximate 81.1% ownership interest of FiberChem by former Intrex shareholders. However, any significant variance from this assumption may have a material effect on the pro forma and equivalent pro forma per share data. As such, additional pro forma and equivalent pro forma presentations have been made in the following table giving effect to the range of possible results and iterations thereto:



                                        Nine Months        Six Months      Year Ended      Year Ended
                                           Ended             Ended        September 30,   December 31,
                                         30-Jun-00         30-Jun-00          1999            1999
                                      ---------------    --------------  --------------  ---------------
ASSUMES 76.3% OWNERSHIP INTEREST:
Pro Forma Combined Per Share Data:
    FiberChem:
       Net loss                                (0.01)              --           (0.04)             --
       Cash dividends declared                    --               --              --              --
       Book value at end of period              0.08(B)            --              --              --
Equivalent Pro Forma Per Share Data:
    Intrex and Pandel Combined:
       Net loss                                   --            (0.35)             --           (1.18)
       Cash dividends declared                    --               --              --              --
       Book value at end of period                --             2.16              --              --

ASSUMES 68.3% OWNERSHIP INTEREST:
Pro Forma Combined Per Share Data:
    FiberChem:
       Net loss                                (0.02)              --           (0.06)             --
       Cash dividends declared                    --               --              --              --
       Book value at end of period              0.10(C)            --              --              --
Equivalent Pro Forma Per Share Data:
    Intrex and Pandel Combined:
       Net loss                                   --            (0.50)             --           (1.67)
       Cash dividends declared                    --               --              --              --
       Book value at end of period                --             2.89              --              --

ASSUMES 51.8% OWNERSHIP INTEREST:
Pro Forma Combined Per Share Data:
    FiberChem:
       Net loss                                (0.03)              --           (0.10)             --
       Cash dividends declared                    --               --              --              --
       Book value at end of period              0.16(D)            --              --              --
Equivalent Pro Forma Per Share Data:



                                                  -7-



    Intrex and Pandel Combined:
       Net loss                                   --            (0.87)             --          (2.84)
       Cash dividends declared                    --               --              --             --
       Book value at end of period                --             4.38              --             --




(A)        Includes goodwill of $19,761,880 or $0.06 per share.
(B)        Includes goodwill of $20,121,356 or $0.08 per share.
(C)        Includes goodwill of $20,720,483 or $0.11 per share.
(D)        Includes goodwill of $21,956,183 or $0.18 per share.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS



INTREX



Management's Discussion and Analysis



The following discussion and analysis should be read in conjunction with the audited consolidated financial statements of Intrex and notes thereto included elsewhere in this Proxy Statement. All amounts are in Canadian dollars.



Material Changes in Financial Condition



Intrex's working capital deficiency at December 31, 1999 was $1,005,214, an increased deficiency of $726,563 from its working capital deficiency of $278,651 at December 31, 1998. This increased deficit was primarily a result of Intrex's net loss for the year of $1,188,713, offset in part by the issuance of 1,196,000 common shares for cash proceeds of $598,000.



Net cash used in operating activities for the twelve months ended December 31, 1999 ("1999") was $491,461, compared to net cash used in operating activities for the twelve months ended December 31, 1998 ("1998") of $93,526. The deficit during 1999 resulted primarily from Intrex's net loss of $1,188,713, less adjustment for non-cash depreciation and amortization expense of $297,471, and changes in current assets and liabilities, which included an increase in accounts payable and accrued liabilities of $386,656. The deficit during 1998 resulted primarily from Intrex's net loss of $551,388, less adjustment for non-cash depreciation and amortization expense of $284,215, and changes in current assets and liabilities.



Net cash provided by financing activities during 1999 was $666,243, compared to net cash provided by financing activities during 1998 of $106,061. During 1999 Intrex issued 1,196,000 common shares for net proceeds (after costs of issuance of $83,294) of $514,706. Also during 1999 officers and directors of Intrex advanced to Intrex in cash or paid on its behalf $230,487. Approximately $60,000 of advances from officers and directors was repaid during the year. During 1998 Intrex issued 239,896 common shares for net proceeds of $119,948.



Net cash used in investing activities during 1999 for the purchase of communications and computer equipment was $85,579, compared to $13,171 during 1998.



As discussed in Note 2 to the consolidated financial statements, Intrex continues to incur substantial losses, and needs additional financing to continue its operations. As discussed in Note 11, Intrex's Arrangement Agreement to combine its business with that of FiberChem, Inc. includes provisions for interim advances to Intrex by FiberChem and for obtaining additional financing for the combined entity. However, Intrex cannot be assured that FiberChem will be able to continue to advance interim funds, or that the Arrangement Agreement will be concluded, or that financing, if any, will be obtained on terms satisfactory to Intrex and/or the combined entity.



Material Changes in Results of Operations



During late 1998 and early 1999 Intrex focused its development efforts primarily on a method and associated hardware and software to measure the level of liquids in storage tanks, transmit the data via satellite, and provide resulting information via the Internet. In conjunction with Cornerstone Propane Partners, LP ("Cornerstone"), the fourth largest propane distributor in the United States, Intrex developed prototype systems, and in August 1999 signed a letter of intent with Cornerstone to deploy the system in a substantial portion of Cornerstone's approximately 400,000 tank locations. During the second half of 1999 and first half of 2000, Intrex provided and installed systems as part of a field test at approximately 150 Cornerstone locations. In May 2000 Intrex and Cornerstone signed a letter of intent to form a joint venture to develop the worldwide market for Intrex's product and Cornerstone's distribution and inventory management software.

In May 1999 Intrex signed a letter of intent to combine its business with that of FiberChem, Inc., a United States company engaged, among other things, in the development of optical-chemical sensors. In December 1999 Intrex and FiberChem entered into a definitive Arrangement Agreement (amended in May 2000), which, among other things, would provide financing for Intrex's development programs, including the Cornerstone program.



During 1998, Intrex sold monitoring systems and services for $47,014. During 1999, primarily due to the focusing of development efforts on the Cornerstone program, Intrex did not sell any other systems or services.



Research, development and engineering expenses increased to $637,762 during 1999, compared to $70,554 during 1998, an increase of $567,208, or more than 8 times the 1998 level, due almost entirely to the development of the propane tank monitoring capability.



General and administrative expenses increased to $211,841 during 1999 from $136,943 during 1998, an increase of $74,898, or 55%. This increase was primarily attributable to financial and business consulting expenses, and travel and other expenses associated with development of Intrex's overall business.



As a result of the foregoing, Intrex incurred a net loss of $1,188,713 during 1999, compared to a net loss of $551,388 during 1998.

Pandel Instruments, Inc.



Management's Discussion and Analysis



The following discussion and analysis should be read in conjunction with the audited financial statements of Pandel Instruments, Inc. and notes thereto included elsewhere in this Proxy Statement.



Material Changes in Financial Condition



Pandel's working capital deficiency at December 31, 1999 was $3,043, a decrease of $14,532 from its working capital of $11,489 at December 31, 1998. This decrease was primarily due to Pandel's 1999 net loss of $14,532, more than offset by a decrease in accounts receivable and inventory of $10,177 and $5,241, respectively, and an increase in accounts payable of $1,706.



No cash was used or provided from investing or financing activities in 1999 or 1998.



On December 6, 1999, Pandel was party to an agreement providing for the combination of its business with FiberChem, Inc. ("FiberChem") and Intrex Data Communications Corp ("Intrex"). This transaction was consummated on July 27, 2000.



As discussed in Note I to the financial statements, Pandel has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters include: (a) reducing fixed expenses to a bare minimum, (b) reducing salary expense which will only be incurred to the extent that Pandel generates sales, and (c) exploring and leveraging potential cross selling opportunities with FiberChem and Intrex. There can be no assurance that any of these strategies can be effected on satisfactory terms. Any failure with respect to the foregoing plan will more likely than not have a material adverse effect on Pandel. Should management determine that the existing plan is inadequate and/or that additional working capital cannot be raised, additional steps may be required which may include the termination of operations.



Material Changes in Results of Operations



Revenues increased $52,746 or 56% 1999 over 1998 due to increased demand from Pandel's sole customer.



Cost of revenues increased $59,090 or 80% 1999 over 1998 due to increased costs from Pandel's suppliers.



Total operating expenses decreased $4,647 or 24% 1999 over 1998 due to decreased travel in conjunction with the aforementioned business combination.



As a result of the foregoing, Pandel incurred a net loss of $14,532 during 1999, compared to a net loss of $19,179 during 1998.

FIBERCHEM



MANAGEMENT'S DISCUSSION AND ANALYSIS



         Management's Discussion and Analysis for FiberChem, Inc. for the fiscal years ended September 30, 1999 and 1998 and for the nine month periods ended June 30, 2000 and 1999 are incorporated herein by reference from FiberChem's 1999 Annual Report to Stockholders and from its Quarterly Report on Form 10-QSB for the nine month period ended June 30, 2000, copies of which accompany this proxy statement.

               SPECIFIC INFORMATION ABOUT THE MEETING AND VOTING

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of FiberChem, Inc., a Delaware corporation ("FiberChem" or the "Company"), for use at the Fiscal 1998 and1999 Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "Annual Meeting"), to be held at the DoubleTree Club Hotel, 7250 Pollock Drive, Las Vegas, Nevada at 10:00 a.m., Pacific time, on November 29, 2000, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy.

          The affirmative vote of a majority of all outstanding shares of common stock and all of the outstanding shares with voting rights including the Common Stock, Series A, Pandel Series, and Special Series preferred stock (collectively, the "Voting Securities") is necessary to amend the Company's Certificate of incorporation to increase the number of authorized shares of Common Stock of the Company, $0.0001 par value ("Common Stock"), from 150,000,000 to 500,000,000 shares of Common Stock. The affirmative vote of a majority of all Voting Securities is necessary approve an amendment to the Certificate of Incorporation authorizing a change of the Company's name to "DecisionLink, Inc." The affirmative vote by holders of a plurality of the votes cast for the election of directors at the Annual Meeting is required for the election of Directors. The affirmative votes of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Company's 2000 Stock Option Plan and to ratify the appointment of Goldstein Golub Kessler, LLP as the Company's auditors for the fiscal years ended September 30, 1999 and September 30, 2000.


         Directors and Officers of the Company beneficially own approximately 48.7% of the outstanding Voting Securities. In the absence of contrary instructions, shares represented by Proxy will be FOR the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company, FOR an amendment to the Company's Certificate of Incorporation authorizing a change of the Company's name to "DecisionLink, Inc", voted FOR the election of the nominees for Directors as set forth herein, FOR adoption of the 2000 Stock Option Plan and FOR the ratification of the appointment of the Company's auditors for the fiscal years ended September 30, 1999 and September 30, 2000. Shares represented by proxies which are marked "abstain" for Proposals 1, 2, 4 and 5 on the proxy card will not be included in the vote totals, and therefore will have the effect of a negative vote. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         The Board of Directors does not anticipate that its nominees will be unavailable for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting or the nominees are not available for election, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in accordance with their best judgment.

         A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Las Vegas, Nevada, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

         A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119, during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.

         This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the Proxy, the 1999 Annual Report to Stockholders, and the Quarterly Report on Form 10-QSB for June 30, 2000, are expected to be mailed commencing on or about October 10, 2000 to stockholders of record on October 5, 2000 (the "Record Date").

                                VOTING SECURITIES

         The securities entitled to notice of and to vote at the annual meeting consist of the Company's Common Stock, par value $.0001 per share, which is entitled to one vote per share; the Series A Preferred Stock, par value $.01 per share, which is entitled to ten votes per share; the Company's preferred stock designated as Special Shares, which is entitled to 100 votes per share; and the Company's Convertible Preferred Stock, Pandel Series, which is entitled to 100 votes per share. All holders of the Common Stock and the classes of preferred stock possessing voting power vote together as a single class, except where an additional class vote of the Common Stock or a class or series of preferred stock may be required by law. Under Delaware law, a class vote of the Common Stock is required to approve the proposal to amend the certificate of incorporation to increase the authorized number of common shares from 150,000,000 shares to 500,000,000 shares.

         The following table sets forth as of the Record Date, October 5, 2000, the number of shares of voting securities of each class outstanding, the number of votes entitled to be cast by the holders of each class of voting securities, the percentage of the total voting power represented thereby and the total number of votes entitled to be cast by the holders of all voting securities:

-------------------------------------------------------- --------------- --------------- -------------
                                                                          Total number
                                                             Shares            of          Percentage
                     Title of Class                        Outstanding        votes         of votes
-------------------------------------------------------- --------------- --------------- -------------
Common Stock, par value $.0001 per share (1 vote per       66,069,634      66,069,634        19.53%
share)
-------------------------------------------------------- --------------- --------------- -------------
Series A preferred stock, par value $.01 per share (ten       207,848       2,078,480           *
votes per share)
-------------------------------------------------------- --------------- --------------- -------------
Special Shares, par value $.01 per share (100 votes per     1,803,473     180,347,300        58.44%
share)
-------------------------------------------------------- --------------- --------------- -------------
Pandel Series Preferred Stock, par value $.01 per share    675,282.22      67,528,222        21.36%
(100 votes per share)
-------------------------------------------------------- --------------- --------------- -------------
Total                                                                     316,023,636         100%
-------------------------------------------------------- --------------- --------------- -------------

------------------------------
         * Less than 1%

         Directors and officers of the Company who own voting securities entitled to cast 153,982,104 (48.7%) votes at the annual meeting have indicated that they will cast all of their votes in favor of the election of management's nominees for director and in favor of Proposals 2,3,4 and 5. These directors and officers include Geoffrey F. Hewitt, Melvin W. Pelley, David S. Peachey, and Peter J. Lagergren who have entered into a voting agreement under which they have agreed, until July 27, 2002; to cast their votes in accordance with the recommendation of the Board of Directors on all matters submitted to stockholders.

         The following table sets forth certain information as of September 25, 2000 with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of shares of each class of the Company's voting securities by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of voting securities of any class, (ii) each nominee and Director of the Company, (iii) each executive officer named in the Summary Compensation Table and (iv) all Officers and Directors as a group:

---------------------------------------------------------------------------------------------------------------------
                                                                                                 Percentage of
         Name and Address                              Amount and Nature of                     votes entitled
       of Beneficial Owner                    Beneficial Ownership(% of class) (1)               to be cast(2)
---------------------------------------------------------------------------------------------------------------------
Geoffrey F. Hewitt (3)                 1,946,311 shares Common Stock(4)                                          *
---------------------------------------------------------------------------------------------------------------------
David S. Peachey                       56,018,224 shares Common Stock (45.9%)(5)                             17.7%
1500 West Georgia St.                  560,182 shares special stock (31.1%)
Vancouver, British Columbia
V6G 2Z6
---------------------------------------------------------------------------------------------------------------------
Melvin W. Pelley    (3)                2,316,489 shares of Common Stock  (6)                                     *
---------------------------------------------------------------------------------------------------------------------
Peter J. Lagergren                     59,493,464 shares Common Stock (47.4%)(7)                             18.8%
3033 Kellway Drive, Suite 118          594,934.64 shares Pandel Series Stock (88.1%)
Carrollton, TX 75006
---------------------------------------------------------------------------------------------------------------------
Thomas A. Collins  (3)                 509,962 shares Common Stock (8)                                           *
---------------------------------------------------------------------------------------------------------------------
Brian O'Neil                           18,384,023 shares Common Stock (21.4%)(9)                              5.8%
1102-1425 West 6th Avenue              183,840 shares special stock(10.2%)
Vancouver, British Columbia
V6G 4H5
---------------------------------------------------------------------------------------------------------------------
Walter Haemmerli                       6,589,659 shares Common Stock (9.4%)(10)                               1.4%
Manport AG
Basteiplatz 3, CH 8001
Zurich, Switzerland
---------------------------------------------------------------------------------------------------------------------
Irwin J. Gruverman                     1,153,235 shares Common Stock (11)                                        *
30 Ossipee Road
Newton, MA  02164
---------------------------------------------------------------------------------------------------------------------
Trevor S. Nelson                       10,856,652 shares Common Stock (14.1%)(12)                             3.4%
575 Main Street,                       108,566 shares special stock (6.0%)
Suite 201
---------------------------------------------------------------------------------------------------------------------

                                                           -15-


---------------------------------------------------------------------------------------------------------------------
                                                                                                 Percentage of
         Name and Address                              Amount and Nature of                     votes entitled
       of Beneficial Owner                    Beneficial Ownership(% of class) (1)               to be cast(2)
---------------------------------------------------------------------------------------------------------------------
Penticton B.C., Canada V2A 5C6
---------------------------------------------------------------------------------------------------------------------
Byron A. Denenberg                     1,730,476 shares Common Stock (13)                                        *
RCT Systems, Inc.
327 Messner Drive
Wheeling, IL 60090
---------------------------------------------------------------------------------------------------------------------
All Directors and Officers of          158,998,495 shares Common Stock (73.1%)(14)                           48.7%
FiberChem as a Group (10 persons)      852,588 shares special stock (47.3%)
                                       594,934.64 shares Pandel Series Stock
                                       (88.1%)
---------------------------------------------------------------------------------------------------------------------

----------------------------------------
*        Represents less than one percent.


(1) Unless otherwise noted, FiberChem believes that all persons named in the table have sole investment power with respect to all shares of voting securities beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants, options or other rights or upon the conversion of convertible securities. Each beneficial owner's percentage ownership of any class of voting securities is determined by assuming that options, warrants or other rights or convertible securities that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days from the date hereof have been exercised or converted.

(2) Based on the total number of votes entitled to be cast and the number of shares of Voting Securities outstanding on the record date.

(3) The address of this person is c/o FCI Environmental, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

(4) Includes an aggregate of 765,000 shares of Common Stock issuable upon exercise of a like number of options. Also includes 159 shares of Common Stock held by Mr. Hewitt's minor child.

(5) Includes 10,209,006 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares and 36,912,602 common shares issuable in exchange for a like number of Intrex Class B Shares upon the occurrence of certain events. Also includes 2,410,983 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares owned by Estero Capital Corp. and 6,485,633 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares owned by Estero Capital Corp. upon the occurrence of certain events. Mr. Peachey is the sole stockholder of Estero Capital Corp.

(6) Includes an aggregate of 530,000 shares of Common Stock issuable upon exercise of a like number of options and 555,958 shares of Common Stock issuable upon conversion of $65,000 in Convertible 9% Notes.

(7) Includes 13,561,700 shares of Common Stock issuable upon conversion of 135,617 shares of Pandel Series Preferred Stock and 45,931,764 common shares issuable upon conversion of 459,317.64 shares of Pandel Series Preferred Stock upon the occurrence of certain events.

(8) Includes an aggregate of 395,000 shares of Common Stock issuable upon exercise of a like number of options.

(9) Includes 9,418 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares and 25,334 common shares issuable in exchange for a like number of Intrex Class B Shares upon the occurrence of certain events. Also includes 4,972,652 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares owned by Pentland Resources Ltd., a Barbados corporation, and 13,376,619 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares owned by Pentland Resources Ltd. upon the occurrence of certain events. Mr. O'Neil is the beneficiary of a trust that owns 99% of the voting stock of Pentland Resources Ltd., however, such trust has no power to vote or dispose of the securities. A second trust has the power to appoint the sole director of Pentland Resources Ltd.. Mr. O'Neil does not have the power to control said second trust. The securities are deemed beneficially owned by the reporting person by reason of Rule 16a-8(a)(3). Mr. O'Neil disclaims beneficial ownership for any other purpose.

(10) Includes 32,000 Class D Common Stock Purchase Warrants, 3,586 shares of Series A Convertible Preferred Stock convertible into 35,860 shares of Common Stock, an aggregate of 125,000 shares of Common Stock issuable upon exercise of a like number of options, $156,000 of Senior Convertible 8% notes convertible into 678,261 shares of Common Stock held by Manport AG, of which company Mr. Haemmerli is Chief Executive Officer, and a $50,000 9% note convertible into 384,615 shares of Common Stock. Also includes 1,582,500 shares of Common Stock, 863,800 Class D Common Stock Purchase Warrants, and 165,286 shares of Series A Convertible Preferred Stock convertible into 1,652,860 shares of Common Stock, all held by Privatbank Vermag A.G., Chur Switzerland, as custodian for certain customers, of which company Mr. Haemmerli is Vice-Chairman.

(11) Includes an aggregate of 164,000 shares of Common Stock issuable upon exercise of a like number of options. Also includes 430,770 shares of Common Stock, 8,161 shares of Series A Convertible Preferred Stock, convertible into 81,610 shares of Common Stock, and a $50,000 note convertible into 384,615 shares of Common Stock held by G&G Diagnostics, L.P. II, of which Mr. Gruverman is a principal.

(12) Includes 2,942,153 shares of Common Stock issuable in exchange for a like number of Intrex Class B Shares and 7,914,499 common shares issuable in exchange for a like number of Intrex Class B Shares upon the occurrence of certain events.

(13) Includes an aggregate of 138,142 shares of Common Stock issuable upon exercise of a like number of options.

(14) Includes all shares of Common Stock issued and issuable as described in Notes 4-13 above.

PROPOSAL 1:                AMENDMENT TO THE COMPANY'S CERTIFICATE OF
                           INCORPORATION TO INCREASE THE AMOUNT OF AUTHORIZED
                           COMMON STOCK FROM 150,000,000 TO 500,000,000 SHARES.



    At the Annual Meeting, Stockholders will be asked to ratify an amendment to the Company's Certificate of Incorporation (the "Certificate") proposed by resolution of the Board of Directors which would increase the number of authorized shares of Common Stock from 150,000,000 to 500,000,000 shares of Common Stock.



    THE INTREX BUSINESS COMBINATION.



    The principal reason for increasing the authorized number of shares of common stock is to make available up to approximately 252,200,000 shares of Common Stock for issuance upon conversion or exchange of securities issued as consideration for the business combination with Intrex Data Communications Corp., a British Columbia Corporation, which was completed on July 27, 2000. The number of shares of Common Stock issuable upon conversion or exchange of FiberChem and Intrex securities issued in the business combination presently exceeds the number of shares authorized for issuance and not reserved for other purposes. The business combination was authorized by our board of directors and did not require stockholder approval under Delaware law where FiberChem is incorporated.



    FiberChem presently has 47,668,620 shares of common stock available for exchange for a portion of the Class B Shares before the proposed increase in the authorized common stock. This amount is sufficient to cover the 42,583,549 Class B Shares which have been initially released to the former Intrex common shareholders, but would not be sufficient to cover the approximately 137,200,000 escrowed Class B Shares when and if they are released. If we are unable to issue shares of our common stock in exchange for Class B Shares, we are required to redeem any Class B Shares when and as tendered for exchange for a cash payment equal to the then market price of a share of FiberChem common stock. The obligation to redeem Class B Shares for cash rather than common stock could have a material adverse effect on our business.



     The business combination with Intrex has resulted in a significant change in the business and equity ownership of our company. In approving the transaction, the board of directors determined that the business combination was in the best interests of FiberChem. A description of the terms of the business combination with Intrex is set forth below. Financial statements of Intrex and Pandel, per share data and pro forma financial information are included elsewhere in this Proxy Statement.



    SHARES AVAILABLE AFTER PROVISION FOR THE BUSINESS COMBINATION.



    The additional shares remaining after provision for the business combination would be available for issuance for other purposes, which include employee benefit programs, at the discretion of the Board of Directors of the Company, without the delays and expenses ordinarily attendant upon obtaining further stockholder approval. In general, the additional authorized shares may be issued by the Board of Directors for such purposes without stockholder approval. The additional Common Stock would be available for dividends with respect to the Company's Preferred Stock and for other stock dividends. Additional shares of Common Stock would also provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of propitious market conditions and possible business acquisitions. Additional shares of Common Stock could also be used to discourage hostile takeover attempts of the Company. The additional shares could be privately placed, thereby diluting the stock ownership of persons seeking to obtain control of the Company.



    The additional Common Stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock of the Company, except for economic effects of substantially increasing the number of shares of the Company's Common Stock outstanding, such as dilution of the earnings per share and voting rights of current holders of Common Stock. The dilutive effect of issuing a substantial number of additional shares of common stock in connection with the business combination will be offset, in large part, because the additional shares of common stock will ultimately replace the Intrex Class B Shares and shares of FiberChem Pandel Series Preferred Stock, which are common stock equivalents issued in the business combination. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.



    The Company's authorized capital stock currently consists of a total of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of the Record Date, 102,331,380 shares of Common Stock were outstanding or were reserved for issuance for specific purposes. Of the shares reserved for issuance, there are 3,555,442 shares of Common Stock issuable upon exercise of outstanding employee options; 500,000 shares issuable upon the exercise of outstanding consultants' warrants; 1,895,175 shares issuable upon exercise of Class D Warrants; an aggregate of 10,502,093 shares issuable upon exercise of other outstanding Warrants; 747,826 shares issuable upon conversion of 8% Senior Convertible Notes (assuming a conversion price of $.23); Warrants to purchase 747,826 shares upon conversion of the outstanding notes; 1,325,188 shares issuable upon conversion of notes payable to officers, directors and affiliates; 683,784 shares issuable upon conversion of other notes payable; 2,078,480 shares issuable upon conversion of Series A Preferred Stock; 4,355,932 shares issuable upon conversion of Series B Preferred Stock and 9,870,000 shares issuable upon conversion of 12% senior convertible debentures and notes. The Common Stock has no preemptive or other subscription rights.

THE BUSINESS COMBINATION


    The following description of the business combination between the FiberChem and Intrex Data Communications Corp of Vancouver, British Columbia is subject to, and is qualified in its entirety by, the more detailed information and financial statements contained in FiberChem's current or periodic reports filed under the Securities Exchange Act of 1934.


    This description of the business combination includes forward-looking statements relating to the FiberChem's operations that are based on Management's and third parties' current expectations, estimates and projections. These statements are not guarantees of future performances and actual results could differ materially. The statements regarding FiberChem's business combination with Intrex, the combined entity's delivery of services over the Internet and the size of the market for the combined company's services are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include the combined entity's ability to market its services using the two companies' technologies, the timely development and acceptance of new products, final promulgation and enforcement of regulations, the impact of competitive products and pricing, the timely funding of customer's projects, customer payments to FiberChem and other risks detailed from time to time in FiberChem's SEC reports.

BACKGROUND AND REASONS FOR THE BUSINESS COMBINATION

    In 1998, FiberChem's Board of Directors authorized its management to undertake a strategy of diversification away from total reliance on the regulated environmental markets on which the Company depended for its livelihood. This was primarily due to the persistent delays in promulgation and then, more importantly, enforcement of those governmental regulations on which the Company's revenues depended. This strategy was outlined in the proxy material for the Annual Meeting held on August 31, 1998 and received overwhelming support from the FiberChem shareholders. Over the next several months, management evaluated several opportunities for mergers and acquisitions. In April 1999, Intrex retained Entrenet Group, LLC, a business advisory group, to provide Intrex with advice on strategic planning, including merger and acquisition strategies. With the assistance of Entrenet, Intrex and FiberChem began discussions with a view toward a business combination and, in July 1999, FiberChem and Intrex entered into and announced the signing of a letter of intent for a business combination and in December 1999 entered into a definitive Arrangement Agreement. In June, 2000, FiberChem entered into an Amended Arrangement Agreement.


    Management of both companies believe that the combined business, to be known as DecisionLink, can establish itself as a leading provider of corporate remote asset monitoring and control systems, combining Intrex's satellite and wireless communication technology with FiberChem's sensor technology, to greatly reduce the cost of transmitting and monitoring data acquired from remote, mobile or difficult to service multiple locations. These large potential cost savings are expected to open opportunities for the combined company in markets such as residential and commercial propane gas tanks, oil wells, oil and gas pipelines and vehicle fleets and, and to enhance the ability of the combined entity to raise capital funds to finance its busines plan.

TERMS OF THE TRANSACTION

    On December 6, 1999, FiberChem and Intrex entered into an Arrangement Agreement providing for a business combination of the two companies on terms providing each company's shareholders with approximately 50% of the equity in the combined business. In order to address various tax and legal issues and the significant contribution expected to result from various Intrex business opportunities which were not contemplated at the time of the original agreement, FiberChem and Intrex entered into an Amended Arrangement Agreement on June 3, 2000, a copy which is attached as an Exhibit to the Form 8-K filed with the SEC on June 21, 2000. The Intrex business combination was completed on July 27, 2000. The terms of the amended business combination provided for (i) the acquisition by FiberChem of 75.11% of the outstanding Intrex voting shares through a Plan of Arrangement under British Columbia law and (ii) the acquisition of the remaining Intrex common shares through the merger of Pandel Instruments, Inc., a Texas corporation, which owns the remaining 24.89% of Intrex's outstanding common shares, with and into a wholly-owned subsidiary of FiberChem (the "Pandel Merger"). The merger consideration issuable in the two transactions provides Intrex shareholders with approximately 50% of the combined Company with the opportunity to increase their equity participation in the combined Company from 50% up to 80% upon release of escrowed shares if certain milestones related to the Intrex business are met during a two year period following the closing. Subsequent to closing, the only voting shares in Intrex are held by a wholly-owned subsidiary of FiberChem.


    Under the Amended Arrangement Agreement, all the outstanding Intrex shares other than those acquired through the Pandel Merger, were converted into 175,240,930 shares of a new class of non-voting Intrex stock designated as Intrex Class B Shares and 1,752,409 shares of a newly designated class of FiberChem preferred stock designated as Special Shares. The Class B Shares and the Special shares are intended to provide as nearly as practicable the same economic and voting rights as one share of FiberChem common stock for each Class B Share held. Of these shares, 127,758,403 Class B Shares and 1,277,584 Special Shares were deposited by the Intrex shareholders participating in the Arrangement Agreement into escrow pursuant to pooling agreements, subject to release to the shareholders in installments if certain milestones related to Intrex's business are met by the second anniversary of the closing.

    An additional 9,450,000 Class B Shares and 94,500 Special Shares were issued to David Peachey, Intrex's President and Chief Executive Officer, under a Compensation Agreement entered into among Mr. Peachey, Intrex and FiberChem. All 9,450,000 shares were deposited in escrow and will be subject to release to Mr. Peachey upon achievement of the pooling agreement milestones in the same proportions as the shares under the pooling agreement are released to Intrex shareholders.

    Each Intrex Class B Share (other than the shares on deposit under the pooling agreements) can be redeemed by the holder beginning not later than December 31, 2000, in exchange for one share of Common Stock. Until exchanged, each Class B Share will be entitled to receive the same dividends and distributions as a share of FiberChem Common Stock and each Special Share will be entitled to one hundred votes, or the same number of votes possessed by the shares of FiberChem Common Stock for which the related Class B Shares can be exchanged. The Special Shares are subject to redemption for nominal consideration when the related Class B Shares are redeemed. The exchange of Intrex common shares into Intrex Class B Shares and FiberChem Special Shares is intended to allow Intrex shareholders to defer what might otherwise be a taxable disposition if the Intrex shares were directly exchangeable for shares of FiberChem Common Stock.

    Pursuant to the Pandel Merger Agreement, Pandel was merged into Pandel Mergerco, Inc., a wholly-owned FiberChem subsidiary, which thereby acquired ownership of Intrex's common shares formerly owned by Pandel. Under the Pandel Merger Agreement, the Pandel shareholders received 580,782.22 shares of a new class of FiberChem Convertible Preferred Stock (designated Pandel Series Preferred Stock and convertible into 58,078,222 shares of Common Stock). The 58,078,222 shares of Common Stock issuable upon conversions of the Pandel Series Preferred stock represent the number of Intrex Class B Shares that Pandel otherwise would have received in exchange for its Intrex common shares under the Amended Arrangement Agreement. The Pandel shareholders were required to deposit 423,393.22 shares of Pandel Series Preferred stock (72.90% of the 580,782.22 Shares of Pandel Series Preferred Stock) under pooling agreements similar to the Intrex pooling agreement described above. These shares are also be subject to proportionate release on the same terms and conditions as the Intrex pooling agreement referred to above. The Pandel Merger transaction is intended to qualify as a tax free reorganization under Section 368 of the United States Internal Revenue Code of 1986, as amended.

    An additional 94,500 shares of FiberChem's Pandel Series Preferred Stock have been issued to Peter Lagergren under a Compensation Agreement entered into between Mr. Lagergren and FiberChem. Mr. Lagergren became President of the Communications Division, Chief Technology Officer, and a Director of FiberChem on July 27, 2000. All 94,500 shares were deposited into escrow, pursuant to the terms of a pooling agreement. These shares will be released to Mr. Lagergren, in installments, if certain milestones related to FiberChem's business are met by the second anniversary of the closing.

    The business and operations of Pandel are not significant to the combined companies, except for Pandel's ownership of 24.89% of the outstanding common shares of Intrex and except that a component of Intrex's proprietary data communications technology is licensed to Intrex by Pandel. Pandel and Peter Lagergren, its principal shareholder, have agreed to indemnify FiberChem against certain liabilities, including liabilities for breach of representations and warranties made by Pandel and Peter Lagergren in the Pandel Merger Agreement.

    As provided in the Pandel Merger Agreement, FiberChem issued the Pandel Series Preferred Stock because it did not have a sufficient number of authorized shares of Common Stock to satisfy its obligation to deliver Common Stock pursuant to the Pandel Merger Agreement or Mr. Lagergren's Compensation Agreement. The Pandel Series Stock is automatically convertible into shares of Common Stock only when a sufficient number of shares of Common Stock are authorized and the holders of the Pandel Series Preferred Stock do not otherwise have the right to require conversion of their shares.



    FiberChem agreed in the Arrangement Agreement to call a meeting of its shareholders to amend FiberChem's certificate of incorporation to increase the amount of its authorized Common Stock to not less than 500,000,000 shares. Commencing on the earlier of December 31, 2000, or the date FiberChem notifies Intrex that the authorized Common Stock of FiberChem has been increased to not less than 500,000,000 shares, the holders of the Intrex Class B Shares may require Intrex to redeem the Class B Shares in exchange for proceeds of redemption equal to the market value of one share of FiberChem Common Stock, which may be paid at the election of FiberChem by delivery of one share of FiberChem Common Stock or in cash. If FiberChem does not authorize at least 500,000,000 additional shares of Common Stock by December 31, 2000, FiberChem will only be able to satisfy its obligation to redeem the Intrex Class B Shares by payment in cash.

    FiberChem presently has 47,668,620 shares of common stock available for exchange for a portion of the Class B Shares before the proposed increase in the authorized common stock. This amount is sufficient to cover the 42,583,549 Class B Shares which have been initially released to the former Intrex common shareholders, but would not be sufficient to cover the approximately 137,200,000 escrowed Class B Shares when and if they are released.


    We cannot presently estimate the amount of cash we would be required to pay for redemption of Class B Shares, the period of time over which these payments would be made or the effect of the required payments if the proposal to increase our authorized common stock is not approved. However, the obligation to make cash payments could have a serious effect on our business and might result in FiberChem and its Intrex subsidiary being unable to continue in business or being required to re-negotiate payment provisions which could be more or less favorable to FiberChem stockholders.


CLOSING; FINANCING CONDITION; FAIRNESS OPINION

     The business combination closed on July 27, 2000, after satisfaction or waiver of the closing conditions contained in the Amended Arrangement Agreement and the Pandel Merger Agreement, including a condition that new financing proceeds in the amount of $5,000,000 or a lesser amount acceptable to FiberChem and Intrex be available to FiberChem on terms and conditions satisfactory to FiberChem and Intrex.



     In satisfaction of the financing condition to the business combination, FiberChem obtained cash financing proceeds of $3,635,000, of which $1,350,000 was available to FiberChem upon closing of the business combination and the balance of which became available during August and September, 2000. The respective boards of directors of FiberChem and Intrex determined that the $1,350,000 of proceeds available at the time of closing was in an amount and upon terms acceptable to them in satisfaction of the financing condition. These aggregate proceeds were derived from the sale of $2,350,000 principal amount of 12% convertible debentures and notes due July 26, 2002 and 257,000 shares of FiberChem's Series B Convertible Preferred Stock, with a stated value of $10 per share. The debentures and notes are convertible into shares of common stock at a conversion price per share equal to the lesser of $.30 or 92% of the average of the market price for the common stock for the 20 consecutive trading days ending two trading days prior to the conversion. Each share of Series B Convertible Preferred Stock is convertible into a number of shares of common stock equal to its stated value divided by the initial stated conversion price of $.59 per share, subject to a reduction of $.07 per share on August 25 in each year commencing 2001, and certain other adjustments in the conversion price.



     In connection with the closing of the business combination, the board of directors of FiberChem also received the opinion of O'Conor, Wright Wyman, Inc., Boston, Massachusetts, investment bankers, that the consideration, taken as a whole, issuable to the shareholders of Intrex pursuant to the Amended Arrangement Agreement was fair to the stockholders of FiberChem from a financial point of view. The opinion of O'Conor, Wright Wyman, Inc. is summarized below and is set forth in full on Annex I hereto.



     The proposals in the accompanying Proxy Statement to change the name to Decision Link and to increase capitalization are being made pursuant to undertakings made by FiberChem in the Arrangement Agreement and the Pandel Merger Agreement.

OPINION OF O'CONOR, WRIGHT WYMAN, INC.

     On April 14, 2000, FiberChem engaged O'Conor, Wright Wyman, Inc. ("OCWW") for the purpose of rendering an opinion as to the fairness, from a financial point of view, to the shareholders of FiberChem of the consideration, taken as a whole, to be issuable by FiberChem to the shareholders of Intrex pursuant to the proposed business combination with Intrex. OCWW's engagement was limited to rendering its opinion as to the fairness of the consideration. OCWW did not act as FiberChem's financial advisor in connection with the negotiation of the terms of the transaction or determine, propose or recommend the terms of the transaction or any alternative transaction. On June 29, 2000, following the execution of the Amended Arrangement Agreement on June 2, 2000, OCWW made an oral presentation to the FiberChem Board with regard to the purpose and scope of the fairness opinion engagement and the methodology of its analysis, and delivered to the FiberChem Board its draft written opinion that, as of the date of such draft opinion, the consideration issuable to the shareholders of Intrex pursuant to the business combination, taken as a whole, was fair, from a financial point of view, to the shareholders of FiberChem. On July 27, 2000, OCWW delivered to the FiberChem Board its written opinion to the effect that, as of July 27, 2000, the consideration issuable to the shareholders of Intrex, taken as a whole, was fair, from a financial point of view, to the shareholders of FiberChem.



     OCWW was selected by FiberChem's board of directors on the basis of its qualifications and expertise in the valuation of businesses and their securities in connection with mergers and acquisitions and for corporate and other purposes, as well as its reputation as an investment banking firm. Although OCWW evaluated the financial terms of the Amended Arrangement Agreement and the consideration issuable to Intrex shareholders, OCWW did not recommend or propose, or serve as financial advisor to FiberChem in negotiation of, the terms of the Amended Arrangement Agreement. OCWW did not determine or recommend the consideration issuable to Intrex shareholders pursuant to the Arrangement Agreement, but only undertook the reviews, analyses and inquiries described in the opinion letter in order to arrive at its opinion. The amount of consideration issuable to shareholders of Intrex was determined by negotiation between FiberChem, Intrex and Pandel prior to receipt of OCWW's opinion.



     THE FULL TEXT OF THE OPINION OF OCWW, DATED JULY 27, 2000, IS ATTACHED HERETO AS ANNEX I. FIBERCHEM SHAREHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY FOR A SUMMARY OF ASSUMPTIONS MADE, PROCEDURES FOLLOWED, OTHER MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY OCWW. THE SUMMARY OF THE OPINION WHICH FOLLOWS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. OCWW'S OPINION WAS PREPARED FOR THE FIBERCHEM BOARD AND MAY NOT BE RELIED UPON BY PARTIES OTHER THAN THE FIBERCHEM BOARD AND THE FIBERCHEM SHAREHOLDERS. OCWW'S OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE FIBERCHEM SHAREHOLDERS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION ISSUABLE TO THE SHAREHOLDERS OF INTREX PURSUANT TO THE ARRANGEMENT AGREEMENT, TAKEN AS A WHOLE.



     In arriving at its opinion, OCWW, among other things:



(a) reviewed the Amended Arrangement Agreement and the Pandel Merger Agreement, as well as other agreements incorporated therein relating to the post-combination management and operations of the combined entity including, among others, the lock-up agreement, the voting agreement, various employment and non-competition agreements;



(b) reviewed the pooling agreements under which Intrex and Pandel shareholders deposited a portion of the consideration issuable to them in escrow, subject to release if certain milestones related to Intrex's business are met by the second anniversary of the closing;



(c) reviewed the offering materials relating to the proposed issuance, to non-U.S. persons only, of $5,000,000 aggregate principal amount of 12% Senior Convertible Debentures Due 2002 of FiberChem, Inc., and conducted discussions with a representative of RP&C International, the lead manager for the offering, relating to the prospective financing and the results of various due diligence investigations relating thereto conducted by them;



(d) reviewed certain SEC filings containing historical financial statements and other information relating to FiberChem including, among others, (i) Form 10-KSB Annual Reports for the fiscal years ended September 30, 1997, 1998 and 1999; (ii) Form 10-QSB Quarterly Reports for the fiscal quarters ended December 31, 1999 and March 31, 2000; (iii) Form 8-K Current Event Reports for events reported as of December 6, 1999 and as of June 2, 2000; and (iv) Form S-2 Registration Statement dated May 12, 1999 and Post-Effective Amendment Number 1 thereto dated February 4, 2000;

(e) reviewed and discussed with members of FiberChem senior management and the FiberChem Board, among other matters, (i) the historical and current operations and financial condition of FiberChem and its future prospects, in consideration of various prevailing competitive, economic and regulatory conditions; (ii) certain internal financial information prepared by FiberChem management; and (iii) various corporate strategic objectives which could potentially be served by the prospective business combination, as well as potentially negative risk factors related thereto, and such other courses of action which might be available to FiberChem, all of which were considered by the FiberChem Board in its deliberations concerning the proposed business combination;



(f) reviewed the strategic plan for the post-combination operation of DecisionLink as described in various documents, including a confidential business plan prepared by management of FiberChem and Intrex, and discussed with members of the senior management of FiberChem and Intrex various strategic, operational, financial, marketing and technical factors, including potentially negative risk factors, relating to development and implementation of the DecisionLink strategy;



(g) reviewed certain historical financial statements and other information relating to Intrex including, among other documents, a memorandum of understanding between Cornerstone and Intrex relating to a proposed joint business venture for the global marketing of products used to measure the liquid level of propane vessels and the delivery of tank data and software for data reporting solutions; and conducted joint discussions with the President and Chief Executive Officer of Intrex and with the representative of Cornerstone anticipated to be the Chief Executive Officer of the joint venture with regard to various operational, financial, marketing and technical factors relating to its prospective operations, as well as potentially negative risk factors, including the venture's prospective level of reliance upon third parties, such as Orbcomm, for satellite communications or other methods of communicating tank data;



(h) performed certain analyses and computed certain ratios with regard, among other matters, to (i) the relative post-combination equity ownership interests of the FiberChem and Intrex shareholders under alternative scenarios relating to the achievement of the Intrex business milestones under the pooling agreements and to the prospective future business and financial performance of the combined entity and (ii) the relative prospective financial, operational, strategic or other contributions of the parties under such alternative scenarios;



(i) reviewed the historical stock prices, trading volumes and other public market activity of FiberChem Common Stock over various time periods and (i) analyzed changes in the aggregate market capitalization for FiberChem at various dates prior and subsequent to the initial December 1999 public announcement of the proposed business combination and at dates proximate to the date of this opinion, and (ii) analyzed the relative changes, over various time periods, in the stock prices of FiberChem and of certain competitive or otherwise comparable companies and in certain public market indices, in consideration of industry, company and general economic and stock market conditions; and



(j) performed such other analyses and investigations and considered such other factors as OCWW deemed appropriate.



     OCWW relied, without assuming any responsibility for the independent verification of such information, upon the accuracy, completeness and reasonableness of all information, including financial forecasts, whether provided to OCWW by the management and professional advisors of FiberChem and Intrex, or otherwise obtained from public sources reasonably deemed to be reliable. OCWW further relied upon the assurance of management of FiberChem and Intrex that they are unaware of any facts that would make the information they provided to OCWW incomplete or misleading in any material respect. In arriving at its opinion, OCWW neither performed nor obtained any independent valuation or appraisal of the assets of FiberChem, Intrex or Pandel. OCWW's opinion is necessarily based upon economic, market and other conditions and circumstances existing and disclosed to OCWW that could be evaluated as of the date of its opinion.

     OCWW assumed that the business combination would be consummated on terms and conditions provided for in the Amended Arrangement Agreement, without material modification thereof. OCWW noted that, among other conditions to be satisfied or waived prior to closing, completion of the proposed business combination was subject to there being available to FiberChem immediately following the combination, on terms and conditions satisfactory to FiberChem and Intrex, new financing proceeds of $5,000,000 or such lesser amount as is acceptable to FiberChem and Intrex.



     The following presentation summarizes certain analyses performed by OCWW in arriving at its opinion, which OCWW discussed in detail with the FiberChem Board along with others of its analyses:



     STRATEGIC FINANCIAL ANALYSIS. Based upon its review of FiberChem's historical financial performance, current condition and future prospects, in consideration of prevailing conditions in regulatory-driven environmental and remediation markets, OCWW concluded that, in the absence of significant growth and improvement in profitability prospects and in view of the high fixed operating costs characteristic of a technology-oriented publicly-held company, the continued use of capital to fund operating losses is not a viable permanent strategy for FiberChem. OCWW noted that there is significant uncertainty about the availability of new short-term or long-term financing and that FiberChem's auditors have issued a qualified opinion expressing substantial doubt about FiberChem's ability to continue as a going concern.



     OCWW noted that the plan to combine FiberChem and Intrex into DecisionLink has been developed with the intention of penetrating and developing markets for corporate remote asset monitoring and control systems and, in particular, markets requiring sophisticated sensors and integrated communications at low delivery cost. OCWW noted further that FiberChem management expects such markets to offer favorable prospects for revenue from hardware sales, recurring revenue from monitoring and data management fees, and defensible proprietary communications and sensor technology.



     OCWW identified FiberChem's current or prospective contributions to DecisionLink as expected to include, among others, (a) proprietary hydrocarbon leak detection and other chemical sensor technologies; ongoing development, marketing and management capabilities; and existing customer and development relationships; (b) longstanding status as a fully-reporting publicly-traded company and a senior management team experienced in the management of a public company; and (c) historical relationships with certain proven sources of external capital financing. OCWW identified Intrex's current or prospective contributions to DecisionLink as expected to include, among others, (a) proprietary sensor technology and integration of sensing, communications and data management functions into a low cost solution for remote asset monitoring; ongoing development, marketing and management capabilities; and established product development relationships; (b) an established relationship with Cornerstone Propane LP for development and testing of tank telemetry and related elements of systems for remote monitoring of liquid propane tanks and an agreement with Cornerstone, and (c) an established value added reseller relationship with Orbcomm and its global licensees and prospects for potential expansion of such relationship. OCWW also noted the substantial risks that the objectives of the strategic plan for the post-combination operations of DecisionLink might not be realized.



     RELATIVE "CREDIT" FOR POTENTIAL CASH CONTRIBUTIONS OF FIBERCHEM AND INTREX TO DECISIONLINK CAPITAL FUNDING. OCWW considered the combined entity's ability to obtain capital funding necessary to finance its strategic plan for post-combination operations. OCWW reviewed certain information provided by FiberChem management and compared the relative "credit" for potential cash contributions of FiberChem and Intrex to DecisionLink capital funding. OCWW stated that such analysis was presented for discussion with the FiberChem Board, subject to the understanding that no assurances could be provided by OCWW with regard to the likelihood of availability and actual form, if any, of any potential source of capital funding for DecisionLink.

     COMPARATIVE ANALYSIS OF STOCK PRICE PERFORMANCE OF 5-YR AND 1-YR TIME PERIODS FOR FIBERCHEM AND SELECTED OTHER COMPANIES SERVING ENVIRONMENTAL REGULATORY-DRIVEN MARKETS AND SELECTED PUBLIC MARKET INDICES. OCWW reviewed the relative stock price performance over 5-year and 1-year time periods for FiberChem and for certain other companies serving environmental regulatory-driven markets and for selected public market indices. The comparable companies reviewed were: USTMAN, Tanknology, Arizona Instruments, Nesco, Danaher and ThermoElectron. The public market indices reviewed were: S&P 500 and NASDAQ Composite. OCWW noted that, while the market prices for the selected environmental companies, in general and including FiberChem, have shown significant declining trends over the period June 1995 - June 2000, public market indices have shown significant increases over such period. OCWW further noted that certain of the environmental companies, including FiberChem, which have diversified away from exclusively regulated markets, have shown significant increasing stock price trends over the past one year, but may also have shown the high volatility characterizing the NASDAQ Composite over the past year.



     While the foregoing summary describes certain of the analyses which OCWW deems material to its opinion, it is not a comprehensive description of all analyses and examinations actually performed by OCWW in connection with its fairness opinion. The preparation of a fairness opinion is a complex process and involves various subjective business determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not susceptible to partial analysis or summary description. Accordingly, notwithstanding the separate factors summarized above, OCWW believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors could create an incomplete and misleading view of the evaluation process underlying its opinion. With respect to analyses of changes over time in public stock trading prices for FiberChem and for comparable companies, such analyses are not appraisals and do not necessarily reflect the prices at which businesses could actually be sold or actual values of future results that might be achieved.



     OCWW's analyses were prepared exclusively as part of OCWW's review of the fairness, from a financial point of view, of the consideration issuable to the shareholders of Intrex, taken as a whole, to the FiberChem shareholders in connection with the delivery of OCWW's delivery of its opinion. In addition, OCWW's opinion and presentation to the FiberChem Board was only one of many factors taken into consideration by the FiberChem Board in its determinations with regard to the proposed Amended Arrangement Agreement.



     Pursuant to the terms of the engagement of OCWW for the purpose of rendering its fairness opinion, FiberChem has paid OCWW in the amounts of $30,000 for OCWW's services rendered and $2,500 for reimbursement of OCWW's reasonable out-of-pocket expenses in connection with the engagement. FiberChem's obligation for payment of OCWW's fees and expenses was not contingent upon OCWW's issuance of a favorable opinion letter or upon completion of the proposed business combination pursuant to the Amended Arrangement Agreement. FiberChem has also agreed to indemnify OCWW and certain related parties against certain liabilities, including liabilities under the securities laws, in connection with its engagement. Neither OCWW nor the individuals involved with OCWW's opinion have any present or contemplated future interest in FiberChem, Intrex, Pandel or DecisionLink, other than as stated in its opinion.


AGREEMENTS AFFECTING THE COMPANIES AFTER THE COMBINATION

    The Arrangement Agreement includes a number of agreements affecting the post combination management and operations of the combined entity. Set forth below is a summary of certain of the material terms included in certain of such agreements. The Amended Arrangement is filed as an exhibit to the Current Report on Form 8-K (date of the earliest event reported June 2, 2000), filed with the Securities and Exchange Commission.

    LOCK-UP AGREEMENT. Principal stockholders of Intrex and FiberChem who will initially own approximately 154,091,957 shares (50.5% of the then outstanding shares) of FiberChem Common Stock (or securities of FiberChem or Intrex exchangeable for or convertible into such number of shares of Common Stock) entered into a lock-up agreement limiting their public sales of any Common Stock owned by them including any shares of Common Stock which may be obtained upon the release to them under the pooling agreement of securities convertible into or exchangeable for FiberChem Common Stock during the twelve month period following the closing of the business combination to the amount which would be eligible for sale by an affiliate under Rule 144 unless otherwise approved by FiberChem.

    COMPOSITION OF BOARD OF DIRECTORS AND VOTING AGREEMENT. Geoffrey F. Hewitt, Melvin Pelley, David S. Peachey and Peter Lagergren, the principal executive officers of FiberChem and Intrex entered into a voting agreement providing that the FiberChem Voting Securities held by them or over which they have voting power will be voted by each of them during a two year period following the closing of the business combination to elect a board of directors consisting of nine persons, four of whom will be nominated by David S. Peachey and Peter Lagergren, who are the principal executive officers of Intrex; four of whom will be nominated by Geoffrey Hewitt, the chief executive officer of FiberChem; and the ninth of whom will be nominated jointly by Geoffrey Hewitt and David S. Peachey, or, if they are unable to agree on a nominee, a person chosen by the other eight directors.
The voting agreement will also provide that the signatories will vote their shares in accordance with the proposals put forward and recommended by the Board of Directors.

    REGISTRATION RIGHTS. If the shares of Common Stock issued to former Intrex shareholders cannot be sold during the lock-up period in accordance with the limitations of Rule 144, FiberChem has agreed to file a registration statement covering the re-sale of such shares, to cause the registration statement to become effective and to maintain its effectiveness for a period of two years. In addition, if after the expiration of lock-up period and for a period of two years thereafter, former Intrex shareholders cannot sell their FiberChem stock in accordance with the limitations of Rule 144, FiberChem, at the request of the holders of at least 25% of the remaining shares of Common Stock held by former Intrex shareholders, will file and cause to become effective a registration statement covering the re-sale of such shares and will maintain the effectiveness of such registration statement for a period of two years.

    POOLING AGREEMENT SHARES. Out of a total of approximately 252,220,000 shares of Common Stock (or securities exchangeable for or convertible into shares of Common Stock) which have been issued to Intrex and Pandel shareholders as consideration for the business combination, 189,000,000, or 75%, of the shares (62% of the 305,096,000 total number of all shares of FiberChem Common Stock to be issued and outstanding) deposited into escrow pursuant to various pooling agreements and will be subject to release in whole or in part to the Intrex and Pandel shareholders only if certain milestones related to Intrex's business are met during a two year period following the closing of the business combination. The pooling agreements provide that any shares which have not been released by the expiration of the two-year period will be cancelled. Holders of shares subject to the pooling agreements will be entitled to receive dividends paid by the Company but, except for shares issued to Pandel shareholders and except with the consent of FiberChem, will not be entitled to associated FiberChem voting rights.

    EMPLOYMENT AND NON-COMPETITION AGREEMENTS. As a condition to the closing, David S. Peachey, Peter Lagergren, Geoffrey Hewitt, Melvin Pelley, Brian O'Neil and Thomas Collins each entered into an employment agreement and non-competition agreement with FiberChem. In addition, as a further condition to the closing, FiberChem entered into separate Compensation Agreements with each of David S. Peachey and Peter Lagergren providing for the issuance to each of them of securities convertible into or exchangeable for 9,450,000 shares of Common Stock, which securities have been deposited into escrow subject to release to them, in whole or in part, upon achievement within two years of the Intrex business milestones contained in the pooling agreements.

    FIBERCHEM SPECIAL MEETING OF STOCKHOLDERS. FiberChem agreed in the Arrangement Agreement that within 90 days after the closing of the business combination it will call and hold a shareholders' meeting at which the shareholders of FiberChem will be asked to approve a resolution to increase the number of authorized shares of Common Stock to 500,000,000 shares. FiberChem has agreed to use its best efforts to solicit proxies or otherwise cause its shareholders to vote in favor of the resolution. If FiberChem's stockholders do not authorize the additional shares of Common Stock by December 31, 2000, then FiberChem's obligation to redeem each Intrex Class B Share in exchange for one share of Common Stock can be satisfied only by a cash payment in an amount equal to the market value of a share of Common Stock. This Proxy Statement relates to the special meeting of shareholders of FiberChem which has been called to satisfy this agreement.

    ENTRENET AGREEMENT. On April 12, 2000, FiberChem, Intrex and Entrenet entered into an agreement providing for the settlement of Intrex's obligation to compensate Entrenet for advisory services. Under the agreement, upon the closing of the business combination, Intrex's obligations to Entrenet were settled for a payment of $3,557 in cash; 3,000,000 shares of Common Stock; a 10% Subordinated Convertible Note in the amount of $126,500 convertible into Common Stock at a conversion price of $0.185 per share; and a four year warrant to purchase 960,000 shares of Common Stock at a price of $0.185 per share.

COMBINED OPERATIONS OF FIBERCHEM AND INTREX


         The conclusion of the merger of FiberChem with Intrex Data Communications Corp. of Vancouver, BC, and Dallas, TX, has resulted in a new company, to be named DecisionLink, Inc., which will operate in the global wireless remote asset monitoring marketplace.

         The business combination of FiberChem and Intrex has in management's opinion produced many new marketing opportunities. Management believes that the ability to collect data on a real time basis through FiberChem's sensor technology combined with Intrex's communications technology offers the combined Company a unique opportunity for rapid growth in the expanding wireless data communications market. It provides us with the ability to transmit and monitor data from remote or difficult to reach assets and locations.

         The combined products and services are particularly suitable for monitoring individual residential and commercial propane gas tanks, oil and gas wells, pipelines, compressors, vehicle fleets, fuel storage tanks and other related applications. The Company will now be able to provide Intrex communication modules as a new component to its existing business in the above or below ground storage tank, offshore platform monitoring, and its chemical sensor marketplaces.

         FiberChem/DecisionLink's Intrex Division, which carries on the business conducted by Intrex before the business combination, provides low-cost, proprietary Internet and communications technology for transmitting data to or from remote or mobile assets on a real-time basis using ORBCOMM's and Norcom's satellite services and other wireless data systems. Data is routed through Intrex's global network that acts as a data gateway and applications service provider. This allows customers to monitor and control remote or mobile assets such as gas wells, propane tanks, pipelines, compressors, storage tanks, offshore platforms, or service vehicles directly from a desktop PC.

         FiberChem/DecisionLink's FCI Environmental Division, which carries on the business conducted by FiberChem before the business combination, will continue to develop, manufacture, market and license fiber optic chemical sensors that produce continuous, real-time information on environmental pollutants in the air, water and soil. The FCIE product line has been re-engineered to incorporate Intrex-developed communications technology. These new products offer the environmental monitoring community FiberChem's state-of-the-art sensing technology with all the benefits of satellite communications, including dramatically reduced installation and start-up costs, lower communications charges, ubiquitous coverage and the ability to receive data on a customer-specific Web site.

THE DECISIONLINK STRATEGY

         Building on the strengths of FiberChem and Intrex, the combined Company intends to establish itself as a leading provider of corporate remote asset monitoring, control and data information systems. The Company's SensorFusion-TM-technology integrates the sensing and messaging functions seamlessly through its Universal Data Network (UDN) and, with TCP/IP as its base protocol, it allows an easy interface with most customer-supplied data management systems. SensorFusion-TM- provides an end-to-end solution for clients with remote assets that require cost efficient and time effective monitoring and control.

MARKET STRATEGY

         The Company's marketing strategy is to target large-scale applications where the customer requires the functionality of high technology sensors and integrated communication systems at a low delivery cost.

         The Company believes that markets with these characteristics will provide:

         - Significant recurring revenue potential derived from on-going monitoring and data management fees,
         - Significant revenue potential from the sale of hardware and monitoring software.

MARKET OPPORTUNITIES


         PROPANE TANKS

         There are approximately 15 million commercial and residential propane tanks in the United States alone. Current tank level measurement technology provides rough estimates of tank fuel levels of limited management value. Intrex's patented "GasLink" level monitoring system is accurate within 1%. It will enable a fundamental change in the way propane distribution systems are managed. Distributors will be able to accurately monitor individual tank fuel levels from a central location. This will allow them to use more efficient fuel delivery schedules and better control inventories. This should result in increased customer satisfaction and an up to 25% reduction in delivery costs. In addition, this new level of accuracy may permit distributors to change the billing system from "pay per fill" to a monthly usage based billing system (similar to a billing system for electricity). The resulting information will also allow propane distributors to more cost effectively purchase and store propane. The "GasLink" system has been designed for quick installation on existing tanks without modification to the tanks and without the need to enter an end user's premises.

         The Company has signed a Memorandum of Understanding (MOU) with Cornerstone Propane Partners, LP (NYSE :CNO), the fourth largest propane distributor in the United States, with approximately 460,000 tanks owned or controlled. The MOU sets out the basic terms for a joint venture between the Company and Cornerstone for marketing the propane monitoring system to other major propane delivery companies worldwide. The joint venture will be known as TankSat LC with the Company owning 50% of the venture. Cornerstone also intends to install the "GasLink" system throughout the Cornerstone network.

         Revenue in this market segment will be derived from monthly monitoring and data management fees, and the sale of individual tank monitoring and communication equipment. The Company anticipates its monitoring contracts will be for a minimum of five-year periods. In addition, it is the Company's belief that given the proprietary nature of its technology and systems, once installed it will be difficult for customers to cost justify switching monitoring services.

         OIL PUMPS AND GAS COMPRESSORS

         The oil and gas industry has a critical operational need for accurate measurement and monitoring of operating parameters for oil pumps and pipeline compressors. Intrex has developed "CompressionLink", which is a monitoring and communication device for accurately measuring compressor operational status. Intrex currently has pilot projects underway with Weatherford, Hanover, POI, Universal Compression

Argentina and USA Compression, all leading industry suppliers. Intrex is also providing monitoring and communication devices to Weatherford to monitor oil pumps.

         The sensing equipment monitors various operating parameters resulting in the provision of greater operating efficiencies and preventive maintenance information. The communication systems allow pump and compressor service companies to ensure they can maintain throughput and operating "up time" availability. This avoids excessive shutdowns and mechanical damage thereby helping to limit "out of conformity operations".

         Revenue will be derived from recurring monitoring fees and ongoing data management fees as well as from the sale of the monitoring and communication equipment.


         GASOLINE VAPOR DETECTION MARKET

         SENSOR-ON-A-CHIP-Registered Trademark-, jointly developed by FiberChem and Texas Instruments, is an optical analytical spectrometer on a plug-in chip with a standard 20-pin IC package. Applications include environmental, medical and industrial sensing of gases such as carbon monoxide, ethanol, ammonia, hydrocarbons and food contaminants.

         FiberChem has been working with Gilbarco Inc., the largest supplier of gas pumps in the United States, to deploy a low cost sensor for the detection of gasoline vapor in Phase II vapor recovery systems for gasoline dispenser systems. This device is designed to satisfy the requirements of the newly enacted regulations promulgated by the California Air Resources Board. FiberChem estimates there are approximately 100,000 gas stations each with an average of six pumps that will be required to install vapor detection systems. Each pump will require two chips with each chip having an expected life of three years. This would suggest an initial market of 1.2 million chips and a replacement market of approximately 400,000 chips per year. If the industry is to meet the mandated compliance date of April 2001, the Company anticipates that shipments will begin prior to the end of 2000.

         ENVIRONMENTAL MONITORING

         Management believes, based on their knowledge of the industry, that FiberChem with its PetroSense-Registered Trademark- fiber optic based petroleum hydrocarbon sensors is among the world's leaders in the detection of hydrocarbon in vapor and water. The development of this technology as the best available in monitoring of leaks from underground storage tanks (USTs) and aboveground storage tanks (ASTs), pipelines and wastewaters has enabled the Company to build an impressive list of Fortune 500 clients such as Shell, Texaco, GATX, Coastal, Florida Power and the Miami, West Palm Beach and Orlando International Airports.

         The development of this market has been hampered by delays in the enforcement of environmental regulations and the high cost associated with communicating with the sensor units. However, with over 700,000 ASTs and 1.2 million USTs in the United States, combined with a continuing public requirement to reduce environmental pollution, the Company perceives continuing and significant opportunities for its products. Management believes now that Intrex communications technology has been integrated with FiberChem's sensor technology, it will allow the Company to more rapidly realize the potential of this market.

         The Company recently sighed a Memorandum of Understanding with Mainsborne Communications Inc, Vancouver, Canada to develop an interface to the modem in their automated meter-reading device or AMR. The Company intends to market this product to utilities with a large rural based cliental and to developing countries as a low cost method of data recovery and communication for electricity, water and gas usage. The Company considers there is an enormous opportunity in the rapidly growing AMR marketplace and is positioning its technology to become a leader in the communication pathway for remote meter data.

         OTHER MARKETS

         In addition, the Company anticipates pursuing the following market opportunities:
         -         Heavy Machinery and Transportation Asset monitoring;
         -         Sensors for chemical detection and measurement.

CURRENT PRODUCT PORTFOLIO

         SMARTTRANS-TM- , a sophisticated hardware and software package, remotely monitors mobile or fixed industrial assets via satellite or cellular telephone utilizing the Company's LeoLink-TM- and reports operations to the customer on demand through IntrexNet-TM- Universal Data Network

         LEOLINK-TM- is an extremely flexible microcomputer that stores data and is an active control system, and data link manager. It collects data from external electronic components; accepts control commands; controls and monitors the remote equipment; and interfaces to a wide variety of Remote Terminal Units
(RTUs). LeoLink-TM- is supplied as a complete field installable package.

         INTREXNET-TM- is a Universal Data Network that allows customers to send data using multiple input devices or systems such as satellite, cellular, public Internet, or private networks and receive decision-making information through the Internet or private networks, pager networks, or public telephone systems.

         FUELMATE-TM-/DATAMATE-TM- monitors output from intelligent flow meters and electronic engine components which measure multiple functions such as fuel use, rpm, temperature, injector timing, etc. and transmits the data on demand via satellite. DataMate-TM- is a generic version of the FuelMate-TM- and has the ability to be programmed externally to monitor and process any type of digital input signal.


         INTREX ANYWHERE-TM- is a system that allows the IntrexNet-TM- Universal Data Network customer to build a complete data acquisition system using the latest IP and data base tools in conjunction with the latest in wireless and satellite technology without having to invest in people and equipment infrastructure required to build these systems from scratch.

         INTREXNET DATA PORTAL-TM- is a service of the IntrexNet-TM- Universal Data Network (UDN),which allows customers access to multistranded communications networks using either a Virtual Private Network or a Frame Relay connection to the Universal Data Network. This is a very flexible method for adding value added services to an OEM's portfolio. The IntrexNet Data Portal-TM- allows the Company to provide its client OEMs with private labeled wireless communications services to provide very high quality Internet based data collection and distribution systems

         PETROSENSE-Registered Trademark- CMS-4000 and CMS-5000 Series are fiber optic based petroleum hydrocarbon sensors, which can detect hydrocarbons in vapor and in water. The Company believes that this product line is the best available technology for monitoring soil vapor and ground water on a real-time basis. These products are now satellite and Internet enabled.

         OILSENSE-Registered Trademark--4000 AND PHA-100WL replace the now banned Freon-based instruments used to determine the hydrocarbon content of produced water from offshore oil production platforms. This niche market represents a worldwide opportunity for the Company. The OilSense-Registered Trademark- is now satellite and Internet enabled.

         SENSOR-ON-A-CHIP-Registered Trademark- is an optical analytical spectrometer on a plug-in chip with a standard 20-pin IC package. Utilizing standard TI components for ease of design compatibility, these devices incorporate wave-guides onto which a chemical matrix may be coated. The presence of a chemical causes a reversible change in the wave-guide material that is detected and measured. The device is an integral component of the Company's SensorFusion technology.

         GASLINK-SM- is an ultrasound detection and communication device for the measurement of fluid levels in tanks. This product is patented technology and proprietary communication systems. There is a worldwide demand for this product.

         COMPRESSIONLINK-SM- is a sensor and communication technology specifically designed for compressor preventive maintenance control and operational parameters. This is a large market with urgent need in remote oil flow compressor locations.

PROPRIETARY TECHNOLOGY

         The combined Company possesses cutting edge sensor technology, state of the art satellite communication technology, supervisory control and data acquisition systems ("SCADA"), and its Universal Data Network system.

         The Company owns 23 U.S. patents and 15 International patents covering the fundamental elements of both fiber and waveguide based chemical sensors. The Company also owns the key trademarks which identify its products, including Sensor-on-a-Chip-Registered Trademark-, FOCS-Registered Trademark-, PetroSense-Registered Trademark-, OilSense-Registered Trademark-, LeoLink-TM-, SmartTrans-TM-, FuelMate-TM-, DataMate-TM-, EMAP-TM-, DolphinLink-TM-, the IntrexNet Universal Data Network-TM- and Intrex Anywhere-TM-.

         Through a five-year cross licensing agreement with Bosch Telecom GmbH the Company licensed Bosch's proprietary chemistry and platforms with an exclusive right for the medical market and non-exclusive rights as to other markets in North America.

STRONG RECURRING REVENUE MODEL

         The combination of the two companies will accelerate the change in strategy to a serviced-based company with recurring from fee-for-service sales model. This is a fundamental and significant change to the recurring revenue model from one-time sales of sensor equipment to its customers or distributors. Under this strategy, the Company is focused on providing information to its customers on a "fee-for-service" basis. The customer is provided with essential equipment and a monthly service fee is charged for providing information and linking the customer to its assets. In addition, "value-added" services are provided to the customer as data is processed through the Universal Data Network and transmitted to the customer via the Internet providing "real-time" decision making information. Revenues will be tied to multi-year contracts resulting in a repetitive revenue stream to the Company.

VOTE REQUIRED


    The affirmative vote of the majority of outstanding shares of Common and Preferred Stock (Series A, Special Series, and Pandel Series) and the affirmative vote of the majority of outstanding shares of Common Stock voting separately as a class are required to ratify the amendment to the Certificate.


AMENDMENT TO RESTATED CERTIFICATE


         The proposed Amendment to the Certificate is as follows:


         "FOURTH: (a) The Corporation is authorized to issue 510,000,000 shares, consisting of 500,000,000 shares of Common Stock, $.0001 par value ("Common Stock"), 10,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"). . ."


             THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES
                 YOU TO VOTE "FOR" THE PROPOSED AMENDMENT OF THE
                  COMPANY'S CERTIFICATE OF INCORPORATION IN THE
                              FOREGOING PROPOSAL 1.


      PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
             INCORPORATION TO AUTHORIZE THE CHANGE OF THE COMPANY'S
                          NAME TO "DECISIONLINK, INC."


    The Company's Board of Directors is asking the stockholders to vote on a proposal to authorize the amendment to the Company's certificate of Incorporation to change the name of the Company from "FiberChem, Inc." to "DecisionLink, Inc.," following the completion of the business combination with Intrex. The Company's Board of Directors has unanimously approved such an amendment to the Certificate of Incorporation.


    The purpose of the proposed name change is to reflect the broader scope of the Company's business following the combination of the Company and Intrex.


    Upon consummation of the proposed name change it will not be necessary to surrender stock certificates. Instead when certificates are presented for transfer, new certificates bearing the name DecisionLink, Inc. will be issued. If there exists any circumstances which would make consummation of the name change inadvisable in the judgment of the Company's Board of Directors, this proposal to amend the Certificate of Incorporation may be terminated by the Company's Board of Directors either before or after approval of the name change by the Company's Stockholders.


    The affirmative vote of the majority of outstanding shares of Common and Preferred Stock (Series A, Special Series, and Pandel Series) is required to ratify the amendment to the Certificate.


  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF AND URGES YOU TO VOTE "FOR" THE
     AUTHORITY TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION CHANGING
         THE NAME OF THE COMPANY TO "DECISION LINK, INC." (PROPOSAL 2).


PROPOSAL 3:                ELECTION OF DIRECTORS


         Pursuant to Section 2 of Article III of the Company's By-Laws, as amended, the Board of Directors is divided into three classes, each of which is to be elected for staggered three-year terms subject to phase in terms of two years for the Class B and one year for the Class C Directors to be elected at the meeting. The Company's Board of Directors currently has eight (8) Directors, three (3) of which are to be elected as Class A Directors, three (3) as Class B Directors and two (2) are to be elected as Class C Directors at the Annual Meeting to hold office, subject to the provisions of the Company's By-Laws, for a staggered term and until his successor is duly elected and qualified. The Class A nominees are Geoffrey F. Hewitt, David S. Peachey and Irwin J. Gruverman. The Class B nominees are Peter J. Lagergren, Brian A. O'Neil and Walter Haemmerli. The Class C nominee is Trevor S. Nelson (collectively the Class A, B and C Nominees are the "Nominees"). The remaining member of the Board of Directors, Byron A. Denenberg, a Class C Director, was elected in August of 1998 for his respective three-year term. There is one vacancy on the Board for A Class C Director to be mutually agreed to by Geoffrey F. Hewitt and David Peachey.


         It is intended that the accompanying form of Proxy will be voted FOR the election as Directors of the Nominees named below, unless the Proxy contains contrary instructions. Proxies which direct the Proxy holders to abstain and do not direct the Proxy holders to vote for or withhold authority in the matter of electing Directors will be voted for the election of the Nominees named below. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement.


         Management has no reason to believe that any Nominee will not be a candidate or will be unable to serve. However, in the event any Nominee should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.


         The following persons are currently serving as Directors of the Company for their respective staggered terms including the seven Directors who are
Nominees:



         Name            Age    Positions with our Company           Term
         ----            ---    --------------------------           ----
  Geoffrey F. Hewitt      56    Chairman, Chief Executive
                                Officer, Class A Director          2000-2003

  David S. Peachey        56    President, Chief Operating
                                Officer, Class A Director          2000-2003

  Irwin J. Gruverman      66    Class A Director                   2000-2003

                                            -36-

         Name            Age    Positions with our Company           Term
         ----            ---    --------------------------           ----
  Peter J. Lagergren      53    Executive Vice President and
                                Group President Communications
                                Technology Division and Chief
                                Technology Officer, Class B
                                Director                           2000-2002

  Brian A. O'Neil         54    Executive Vice President,
                                Corporate Development, Class B
                                Director                           2000-2002

  Walter Haemmerli        71    Class B Director                   2000-2002


  Trevor S. Nelson        37    Class C Director                   2000-2001


  Byron A. Denenberg      65    Class C Director                   1998-2001



         GEOFFREY F. HEWITT has served as Chairman of the Board since November 14, 1997, and as Chief Executive Officer of the Company since April 1998. Mr. Hewitt was appointed as a Director of the Company on September 11, 1996. He has also served as a Director of FCI Environmental since April 1994 and as its President from April 1994 to November 1996 and as its Chairman and Chief Executive Officer since August 1995. Prior thereto, from 1977 until March 1994, Mr. Hewitt served as Vice President of worldwide sales and marketing for H.N.U. Systems, Inc., a manufacturer of environmental and material analysis instrumentation.


         DAVID S. PEACHEY has served as President, Chief Operating Officer and Director of the Company since July 27, 2000. He has served as a director of Intrex since October 1994 and as President and Chief Executive Officer of Intrex since July 1997. Since 1992, he has also served as President of Estero Capital Corp., a private investment company, which participates in investment and administration of industrial and high-tech based companies.


         IRWIN J. GRUVERMAN has served as Director of the Company since May 1994. Since 1990, Mr. Gruverman has served as the General Partner for G&G Diagnostics Funds, a venture capital business, and in 1982 founded and currently serves as Chairman of the Board of Directors and Chief Executive Officer of Microfluidics Corporation, an equipment manufacturer and process research and development company.


         PETER J. LAGERGREN has served as Director, President of the Communication Technology Division and Chief Technology Officer of the Company since July 27, 2000. He has served as an Officer and Director of Intrex since December 1994, and as President of Firebird Data Communications, Inc., now a subsidiary of Intrex, since 1992. Until 1997 and for more than five years prior thereto, Mr. Lagergren was also President of Pandel Instruments, Inc. a company engaged in the development, production and marketing of intelligent flow meters, satellite interface programs, mapping programs for tracking ships, fuel management systems, tank measuring devices, and communications software. Pandel Instruments, Inc. is now a subsidiary of FiberChem.


         BRIAN A. O'NEIL has served as Executive Vice President and a Director of the Company since July 27, 2000. Mr. O'Neil has served as a director of Intrex since July 1997 and as its Vice President since July 1999. From 1996 to 1999 Mr. O'Neil was a Director of, and from 1996 to 1997 was Chief Executive Officer of Foreword Demonstrations Inc., Vancouver, BC, an Internet software development company specializing in the delivery of travel products to the on-line consumer. Mr. O'Neil also served as a consultant to Intravelnet.com Inc., an Internet and timeshare travel club sales organization from 1997 to 1999. From 1976 to 1995 Mr. O'Neil was founder and Chief Executive Officer of Fiorucci Fashions Ltd., a leading New Zealand garment distributor. Mr. O'Neil is a director of Paravision Technologies, Inc. Mainsbourne Communications, Inc., and Atex Garments, Ltd..


         WALTER HAEMMERLI has served as a Director of the Company since February 1990. Mr. Haemmerli has been the Chief Executive Officer since 1978 of Manport AG, Zurich, Switzerland, an investment management company owned by him. Mr. Haemmerli was employed by Union Bank of Switzerland, Geneva, Basel and Zurich from 1960 to 1978, holding the position of Vice President from 1970. Mr. Haemmerli serves on the Board of Directors and is Vice-Chairman of Privatbank Vermag AG, Chur, Switzerland, and is a Member of the Board of Directors of American Cold Storage, Inc., Louisville, Kentucky.


         TREVOR S. NELSON has served as a Director of the Company since July 27, 2000. He has served as a Director of Intrex since January 1996 and as Corporate Secretary of Intrex since July, 1997. Mr. Nelson is a Chartered Accountant and since 1994 he has served as the managing partner of The Stewart Thomas Group of Penticton, British Columbia, an independent financial planning company of which he was a founder. Mr. Nelson has also served as a member on the Board of Directors of Schmitt Industries, Inc. of Portland, Oregon since 1991.


         BYRON A. DENENBERG has served as a Director of the Company since August 1995. Mr. Denenberg is a Managing Partner of K B Partners, LLC, a venture capital firm specializing in early-stage technology investments. Mr. Denenberg was co-founder in 1969 of MDA Scientific, Inc. ("MDA"), a manufacturer and marketer of toxic gas monitoring systems, where he was CEO from inception until 1991. MDA was purchased by Zellweger Uster AG in 1988. Mr. Denenberg received a B.S. degree in Mechanical Engineering from Bucknell University, Lewisburg, Pennsylvania. He currently serves as a Director of RCT Systems, Inc., and Orbit Commerce, Inc. Mr. Denenberg was Chairman of MST Analytics, Inc. until its merger with ATMI, Inc. in November 1999.


The following are the names, ages and respective positions of the executive officers of the Company, who are not directors:


         THOMAS A. COLLINS has served as President of the Sensor Division since July 27, 2000, President of FCI Environmental since November 1996, and as Vice President of International Marketing and Product Development from March 1996 to November 1996. Prior thereto, from 1992, he was Director of International Sales and Product Marketing of Arizona Instrument Corporation, a manufacturer of environmental and control instrumentation; from 1990 to 1992 he was Director of Marketing of Wayne Division, Dresser Industries, Inc., a manufacturer of dispensing equipment for the gasoline industry; from 1986 to 1989 he was Manager of Domestic Retail Marketing for Diebold, Inc., a manufacturer of transaction terminals in the petroleum retailing market; and from 1968 to 1986 he held marketing and engineering positions at ARCO Petroleum Products Co.

         MELVIN W. PELLEY has been the Chief Financial Officer and Secretary of the Company since April 1994. Prior thereto, from 1988 he was Vice President of Finance and Administration of Acoustic Imaging Technologies Corporation, Phoenix, Arizona, a manufacturer of diagnostic ultrasound medical equipment. From 1983 to 1988 he was Director of Costs, Financial Planning and Analysis of Advanced Technology Laboratories, Inc., Bothell, Washington, which manufactures and markets real-time ultrasound medical diagnostic equipment. From 1977 to 1983, Mr. Pelley was Chief Financial and Administrative Officer for Advanced Diagnostic Research Corporation, Tempe, Arizona, a designer, manufacturer and marketer of diagnostic ultrasound scanners.


CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS


         Officers serve at the discretion of the Board of Directors. All Directors hold office until the expiration of their terms and the election and qualification of their successors. The Company's Board of Directors is divided into three classes of approximately equal size with the members of each class elected, after an initial phase-in-period, to three-year terms expiring in consecutive years.


         In January 1993, the Company established a Stock Option Committee. The Stock Option Committee is responsible for the granting of stock options under the Company's Stock Option Plans. The Company also established a Compensation Review Committee, which is responsible for reviewing the compensation of the Company's executives and employees. In August 1995, Gerald T. Owens, a former Director, and Mr. Haemmerli were appointed to a single Compensation Review and Stock Option Committee. The Compensation and Stock Option Committee met two times during Fiscal 1998 and two times during Fiscal 1999. Also, in August 1995, Mr. Owens was appointed to a newly established Audit Committee and Mr. Gruverman was appointed to the Audit Committee in November 1997. The Audit Committee is responsible for recommending the independent public accountants to serve as the Company's auditors, reviewing and considering the actions of management in matters relating to audit functions, reviewing with such accountants the scope and results of their audit engagement, reviewing the financial statements and information included in the Company's filings with the Securities and Exchange Commission, reviewing the Company's system of internal controls and procedures and reviewing the effectiveness of procedures intended to prevent violations of laws and regulations. The Audit Committee met two times in Fiscal 1998 and two times during Fiscal 1999.

 (a)     SUMMARY COMPENSATION TABLE




                                                                                     Long Term Compensation



                                             Annual Compensation                     Awards         Payouts
                                             -------------------                     ------         --------
                                                       Other        Restricted    Securities       Long-Term           All
Name of Individual      Fiscal                         Annual         Stock       Underlying     Incentive Plan       Other
and Principal Position   Year   Salary($)  Bonus($) Compensation($)  Awards($)   Options/SARs(#)   Payouts($)    Compensation($)
----------------------  ------ ----------- -------- --------------- -----------  --------------- --------------  ---------------
Geoffrey F. Hewitt       1999  $ 217,134(1)                                           300,000
President and CEO of     1998  $ 211,932(1)                                           240,000
FiberChem, Inc. and CEO  1997  $ 205,000(2) $    -    $         -           -         125,000      $        -       $      -
of FCI Environmental,
Inc.


Melvin W. Pelley         1999  $ 139,479(3)                                           275,000
Chief Financial Officer  1998  $ 139,200(3)                                           180,000
of FiberChem, Inc. and   1997  $ 136,708(4) $    -    $         -           -          75,000      $        -       $      -
of FCI Environmental,
Inc.


Thomas A. Collins        1999  $ 132,479(5)                                           200,000
President of             1998  $ 132,200(5)                                           120,000
FCI Environmental, Inc.  1997  $ 129,708(6) $    -    $         -           -          75,000      $        -       $      -



(1) Includes accrued but unpaid salary earned during Fiscal 1998 of $55,000 and during Fiscal 1999 of $55,000.
(2) Includes $14,808 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997.
(3) Includes accrued but unpaid salary earned during Fiscal 1998 of $32,000 and during Fiscal 1999 of $36,123.
(4) Includes $8,615 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997.
(5) Includes accrued but unpaid salary earned in Fiscal 1998 of $25,000 and during Fiscal 1999 of $25,000.
(6) Includes $6,730 in accrued but unpaid salary, earned during the period from June 15 through September 30, 1997.

(b)      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                        Number of    Percent of Total
                        Securities    Options/SARs
                        Underlying      Granted           Exercise
                      Options/SARs    to Employees         Or Base         Expiration
Name of Individual      Granted       In Fiscal Year   Price($/Share)          Date
---------------------------------------------------------------------------------------------
Geoffrey F. Hewitt      300,000            18.6%          $ 0.125         July 19, 2009
Melvin W. Pelley        275,000            17.1%          $ 0.125         July 19, 2009
Thomas A. Collins       200,000            12.4%          $ 0.125         July 19, 2009


(c) AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES




Name of                   Shares                             Number of Securities         Value of Unexercised
Individual               Acquired                           Underlying Unexercised      In-The-Money Options/SARs
Exercisable/               on                               Options/SARs at Fiscal       at Fiscal Year End ($)
Unexercisable            Exercise          Value           Year End (#) Realized ($)    Exercisable/Unexercisable
-------------            --------          -----           -------------------------    --------------------------
Geoffrey F. Hewitt             -              -                   765,000/$0                    $ 1,500/$0

Melvin W. Pelley               -              -                   534,000/$0                    $ 1,375/$0

Thomas A. Collins              -              -                   395,000/$0                    $ 1,000/$0


(d)      LONG-TERM INCENTIVE PLANS


    Effective January 1, 1994, the Company implemented an Internal Revenue Code
Section 401(k) Profit Sharing Plan (the "Plan"). The Plan provides for voluntary contributions by employees into the Plan subject to the limitations imposed by Internal Revenue Code Section 401(k). The Company will match employee contributions at a rate of 50% of the employee's contribution up to a maximum of 2% of the employee's compensation. The Company matching funds are determined at the discretion of management and are subject to a five-year vesting schedule from the date of original employment.


(e)      DIRECTORS COMPENSATION


    Non-management directors receive options to purchase shares of Common Stock of the Company for serving on the Board of Directors and for service on official committees of the Board.


    On July 19, 1999, the Company granted options to purchase 50,000 shares of Common Stock at $0.125 per share, which was the market value of the Common Stock on that date, to each of its four non-management Directors. In addition the Company granted options to purchase an aggregate of 50,000 shares of Common

Stock to three of its non-management directors for service as members of the Audit Committee (15,000 shares to each of its two members) and Compensation and Stock Options Committee (10,000 shares to each of its two members).


(f)      EMPLOYMENT CONTRACTS


    Geoffrey F. Hewitt serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. Hewitt is currently compensated at a rate of $205,000 per annum and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 27% (or $55,000 per annum) of Mr. Hewitt's salary has been deferred. In December 1998, Mr. Hewitt applied his total unpaid salary from June 1997 through December 1998 of $84,615 to the purchase of unsubscribed Units in the Company's Rights Offering ($16,640 after taxes). In July 1999, Mr. Hewitt applied his total unpaid salary from January 1999 through June 1999 of $27,500 ($16,640 after taxes) to the purchase of restricted shares of the Company's Common Stock. In June 2000 Mr. Hewitt applied the total unpaid salary from July 1999 through June 2000 to the exercise of Class E Common Stock Purchase Warrants. The same proportion of Mr. Hewitt's salary continues to be deferred.


    David S. Peachey serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. Peachey is currently compensated at a rate of $200,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The Employment contract is terminable for cause. Since July 27, 2000, payment of approximately 25% (or $50,000 per annum) of Mr. Peachey's salary has been deferred.


    Melvin W. Pelley serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. Pelley is currently compensated at a rate of $132,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 24% (or $32,000 per annum) of Mr. Pelley's salary has been deferred. In December 1998, Mr. Pelley applied his total unpaid salary from June 1997 through December 1998 of $49,230 to the purchase of unsubscribed Units in the Company's Rights Offering ($29,395 after taxes). In July 1999, Mr. Pelley applied his total unpaid salary from January 1999 through June 1999 of $16,000 ($8,970 after taxes) to the purchase of restricted shares of the Company's Common Stock. In June 2000 Mr. Pelley applied his total unpaid salary from July 1999 through June 2000 to the exercise of Class E Common Stock Purchase Warrants. The same proportion of Mr. Pelley's salary continues to be deferred.


    Peter J. Lagergren serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. Lagergren is currently compensated at a rate of $185,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The Employment contract is terminable for cause. Since July 27, 2000, payment of approximately 22% (or $40,000 per annum) of Mr. Lagergren's salary has been deferred.


    Thomas A. Collins serves under an employment and non-competitive agreement with the Company, effective July 27, 2000. Mr. Collins is currently compensated at a rate of $125,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The employment contract is terminable for cause. Since June 15, 1997, payment of approximately 20% (or $25,000 per annum) of Mr. Collins' salary has been deferred. In December 1998, Mr. Collins applied $12,000 (approximately one-third) of his total unpaid salary from June 1997 through December 1998 to the purchase of unsubscribed Units in the Company's Rights Offering ($6,146 after taxes). In July 1999, Mr. Collins applied $10,000 of his unpaid salary ($6,500 after taxes) to the purchase of restricted shares of the Company's Common Stock. In June 2000 Mr. Collins applied $20,000 of his deferred salary to the exercise of Class E Common Stock Purchase Warrants. The same proportion of Mr. Collins' salary continues to be deferred.


    Brian A. O'Neil serves under an employment and non-competition agreement with the Company, effective July 27, 2000. Mr. O'Neil is currently compensated at a rate of $125,000 per annum, and is entitled to receive bonuses, if any, at the discretion of the Board of Directors. The Employment contract is terminable for cause. Since July 27, 2000 payment of approximately 20% (or $25,000 per annum of Mr. O'Neil's salary has been deferred.


(g)      CONSULTING AGREEMENTS


    None.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


    See "Executive Compensation - Directors Compensation; Employment Contracts; and Consulting Agreements" for information concerning stock options granted and employment and consulting agreements entered into during Fiscal 1997-1999 with officers and Directors of the Company.


    In December 1997 and January and February 1998, four directors (Geoffrey Hewitt, Byron Denenberg, Irwin Gruverman and Walter Haemmerli) and an officer (Melvin Pelley) of FiberChem each advanced the Company a total of $50,000 and Mr. Haemmerli advanced an additional $75,000. These advances, aggregating $325,000, were evidenced by convertible promissory notes bearing interest at the rate of 8% per annum due five years from issuance. Each note and unpaid accrued interest aggregating $20,275 was cancelled on December 22, 1998 in payment for unsubscribed Units of the Rights Offering resulting in the issuance to the directors and officer of 1,569,431 shares of Common Stock and a like number of Class E Common Stock Purchase Warrants.


    Mr. Pelley advanced the Company $25,000 on February 27, 1998, and an additional $25,000 on July 1, 1998. Each of these advances is evidenced by a separate promissory note bearing interest at the rate of 8% per annum and were originally due on or before August 31, 1998. Mr. Pelley agreed to extend the due dates of the promissory notes. Mr. Pelley advanced FiberChem $25,000 on June 2, 1999 and $25,000 on June 3, 1999 evidenced by promissory notes bearing interest at the rate of 9% per annum and due three years from issuance. On June 19, 2000 these four notes and accrued interest thereon were applied to the exercise of 323,626 Class E Common Stock Purchase Warrants held by Mr. Pelley. Mr. Pelley advanced $25,000 on July 27, 1999 and $40,000 on September 29, 1999, Mr. Haemmerli advanced $50,000 on August 30, 1999 and Mr. Gruverman advanced $50,000 on July 26, 1999. Each of these advances is evidenced by a convertible promissory note bearing interest at the rate of 9% per annum and due three years from the date of issuance. Mr. Pelley advanced $200,000 on January 12, 2000, evidenced by a promissory note bearing interest at the rate of 12% per annum and due 3 years from the date of issuance. The note becomes convertible into Common Stock at the option of the holder only if the Company deems it has sufficient authorized shares available.


    In March and August 1998, the Company obtained loans aggregating $433,000 from Privatbank Vermag AG, a private investment bank with which Mr. Haemmerli is associated. These loans (the "Bridge Loans") were provided as interim financing until the Company completed its Rights Offering. The Bridge Loans bear interest at approximately 8.5% per annum. In addition, the Company agreed to issue to Privatbank, as additional consideration, 130,000 Units (consisting of 130,000 shares of Common Stock and Class E Warrants to purchase 130,000 shares of Common Stock). The Units were issued in October 1998 as part of the Rights Offering. Also, $50,000 of the Bridge Loans and $1,920 in accrued interest were converted to Common Stock and Warrants as part of the Rights Offering. The remaining $383,000 of Bridge Loans were due on July 15, 1999, when principal of $133,000 and accrued interest of $14,680 were converted to 1,136,000 shares of Common Stock. The due date of the remaining $250,000 principal amount was extended to October 15, 1999 and subsequently to September 29, 2000.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT


    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's copies of such forms received or written representations from certain reporting persons that no forms were required for those persons, the Company believes that, during the time period from October 1, 1998 to September 30, 1999, all filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with.



PROPOSAL 4: APPROVAL AND ADOPTION OF THE 2000 STOCK OPTION PLAN
            FOR THE COMPANY

    The Board of Directors of the Company, subject to stockholder approval, has adopted the Company's 2000 Stock Option Plan (the "2000 Plan"), which authorizes the grant of options to purchase an aggregate of 20,000,000 shares of Common Stock. As of September 25, 2000, no options to purchase shares of Common Stock have been granted under the 2000 Plan.

    The affirmative vote of a majority of the shares of the Voting Securities represented and entitled to vote at the Annual Meeting is required for approval of the 2000 Plan. The Board recommends a vote in favor of the 2000 Plan.

    The Board of Directors has deemed it in the best interest of the Company to establish the 2000 Plan so as to provide employees and other persons involved in the continuing development and success of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The 2000 Plan authorizes additional options for grant to eligible participants since no options to purchase shares remain available for grant under the Company's 1994 Employee Stock Option Plan, 1995 Employee Stock Option Plan, and 1997 Employee Stock Option Plan; and 3,390,000 shares remain available under the 1999 Non-Qualified Stock Option Plan for which the Company did not obtain shareholder approval. It is the opinion of the Board of Directors that by providing the Company's employees and other individuals contributing to the Company and its subsidiaries the opportunity to acquire an equity investment in the Company, the 2000 Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to provide services on behalf of the Company.

    The following statements summarize certain provisions of the 2000 Plan. All statements are qualified in their entirety by reference to the text of the 2000 Plan, copies of which are available for examination at the

Securities and Exchange Commission and at the executive office of the Company, 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

    The 2000 Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code and Stock Appreciation Rights ("SARs"). ISO's, NQSO's and SAR's may be collectively referred to as "Options." The vesting of one or more options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above. The 2000 Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to commence or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The Board of Directors has deemed it in the best interest of the Company to establish the 2000 Plan so as to provide employees and the other persons listed above the opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The 2000 Plan is not subject to ERISA.

ELIGIBILITY FOR PARTICIPATION

    Under the 2000 Plan, ISOs or ISOs in tandem with SARs, which are subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a)-(e), may be granted, from time to time, to employees of the Company, including officers, but excluding directors who are not otherwise employees of the Company. Options may be granted from time to time, under the 2000 Plan, to employees of the Company, officers, directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company (persons entitled to receive ISOs, NQSOs, and/or SARs are hereinafter referred to as "Participants"). ISOs and ISOs in tandem with SARs may not be granted under the 2000 Plan to any person for whom shares first become exercisable under the 2000 Plan or any other stock option plan of the Company in any calendar year having an aggregate fair market value (measured at the respective time of grant of such options) in excess of $100,000. Any grant in excess of such amount shall be deemed a grant of a NQSO. As of September 25, 2000, the Company had 32 employees (7 of whom are also Officers or Directors) who are eligible for grants of one or more types of Options under the 2000 Plan. The Company cannot presently compute the number of non-employees who may be entitled to NQSOs.

ADMINISTRATION

    The 2000 Plan is to be administered by the Board of Directors of the Company and/or by a stock option or compensation committee (the administrator of the 2000 Plan, whether the Board of Directors itself or a committee thereof, is hereinafter referred to as the "Committee" unless the context otherwise requires) which shall be comprised solely of at least two "outside directors" (as such term is defined under Section 162(m) of the Code. The Committee will have the authority, in its discretion, to determine the persons to whom options shall be granted, the character of such options and the number of shares of Common Stock to be subject to each option. The Board of Directors may administer the 2000 Plan; provided, however, that in the event a Committee has been appointed, the Committee will administer the 2000 Plan with respect to employees included within the term "covered employee" under Section 162(m) of the Code.

TERMS OF OPTIONS

    The Terms of Options granted under the 2000 Plan are to be determined by the Board of Directors or the Committee. Each Option is to be evidenced by a stock option agreement between the Company and the person to whom such option is granted, and is subject to the following additional terms and conditions:

         (a) EXERCISE OF THE OPTION: The Committee will determine the time periods during which Options granted under the 2000 Plan may be exercised. An Option must be granted within ten (10) years from the date the 2000 Plan was adopted or the date the 2000 Plan is approved by the stockholders of the Company, whichever is earlier. Options will be exercisable in whole or in part at any time during the period but will not have an expiration date later than ten (10) years from the date of grant. Unless otherwise provided in any option agreement issued under the 2000 Plan, any Option granted under the 2000 Plan may be exercisable in whole or in part at any time during the exercise period and except for performance based options, must become fully exercisable within five years from the date of its grant, and not less than 20% of the Option shall become exercisable on an aggregate basis by the end of any of the first five years of the Option. The Committee may, in its sole discretion, accelerate any such vesting period after the grant thereof. Notwithstanding the above, ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution more than 10% of the Company's Common Stock are subject to the additional restriction that the expiration date shall not be later than five (5) years from the date of grant. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or if permitted by the instrument of grant, with respect to an ISO, or at the discretion of the Committee with respect to NQSOs, by delivery of Common Stock having a fair market value equal to the Option Price, by delivery of an interest bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code or by a combination of cash, shares of Common Stock and promissory notes. Furthermore, in the case of a NQSO, at the discretion of the Committee, the Participant may have the Company withhold from the Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the withholding amount due.


         (b) OPTION PRICE: The option price of an NQSO or an SAR granted in tandem with an NQSO granted pursuant to the 2000 Plan is determined in the sole discretion of the Committee. The option price of an ISO or SAR granted in tandem with an ISO pursuant to the 2000 Plan shall not be less than the fair market value thereof at the date of grant. Such fair market value of an ISO shall be determined by the Committee and, if the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market, Inc., the fair market value shall be the closing price of the Common Stock, or if closing prices are not available or the Common Stock is quoted on the National Association of Securities Dealers, Inc. ("NASD") OTC Bulletin Board ("OTCBB") or otherwise in the over-the-counter market, the mean of the closing bid and asked prices of the Common Stock as reported by The Nasdaq Stock Market, Inc., the NASD, the OTCBB or the National Quotation Bureau, Inc., as the case may be, on such date, or if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution, more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

         (c)      TERMINATION OF EMPLOYMENT OR CONSULTING AGREEMENT; DEATH;
    DISABILITY: Except as provided in the 2000 Plan, or otherwise extended by the Committee in its sole discretion, upon voluntary termination of employment with the Company, or, in the case of a consultant, termination of the consulting relationship prior to the termination of the term thereof a holder of an Option under the 2000 Plan may exercise such Option to the extent such Option was exercisable as of the date of termination at any time within thirty (30) days after the date of such termination. Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, if such employment or consulting relationship shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such Options may be exercised at anytime within three (3) months after such termination. Notwithstanding the above, unless otherwise determined by the Committee in its sole discretion, any Options granted under the 2000 Plan shall immediately terminate in the event the Optionee is terminated as a result of the Optionee having not adequately performed the services for which he/she/it was hired.

        Unless extended by the Committee, if the holder of an Option granted under the 2000 Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such option may be exercised at anytime determined by the Committee, but in no event within less than six months after death by a legatee or legatees of such option under such individual's last will or by such individual's estate, to the extent such option was exercisable as of the date of death or date of termination of employment, whichever date is earlier.

        If the holder of an Option under the 2000 Plan becomes disabled within the definition of Section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may be exercised at any time within six months after such holder's termination of employment due to the disability.

        An Option may not be exercised except to the extent that the holder was entitled to exercise the option at the time of termination of employment or death unless otherwise extended by the Committee in its sole discretion, and in any event it may not be exercised after the original expiration date of the Option.


         (d) NONTRANSFERABILITY OF OPTIONS; NO LIENS: ISOs and SARs granted in tandem with ISOs shall be nontransferable and nonassignable except by will or the laws of intestacy, and any ISO or SAR in tandem with an ISO is exercisable during the lifetime of the Optionee only by the Optionee, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee. The Board or its Committee has the right to grant options other than ISO's or SAR's in tandem with ISO's which may or may not be transferable or assignable.

    The option agreement may contain such other terms, provisions and conditions not inconsistent with the 2000 Plan as may be determined by the Committee.

TERMINATION; MODIFICATION AND AMENDMENT

    The 2000 Plan (but not options previously granted under the 2000 Plan) shall terminate ten years from the earlier of the date of its adoption by the Board of Directors or the date the 2000 Plan is approved by the stockholders of the Company. No Option will be granted after termination of the 2000 Plan.

    The Board of Directors of the Company may terminate the 2000 Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the 2000 Plan, as it deems advisable. However, the Board of Directors may not, without the approval of a majority of the then shares of the capital stock of the Company present in person or by proxy at an Annual or Special Meeting of Stockholders and entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in

Capitalization," increase the maximum number of shares as to which options may be granted under the 2000 Plan, materially change the standards of eligibility under the 2000 Plan, or adopt a new plan.

    No termination, modification or amendment of the 2000 Plan may adversely affect the terms of any outstanding Options without the consent of the holders of such Options.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the 2000 Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the 2000 Plan. Fractions of shares resulting from any such adjustment shall be revised to the next higher whole number of shares.

    In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES.

    The following discussion is only a summary of the principal federal income tax consequences of the Options granted under the 2000 Plan and is based on existing federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences discussed below. Accordingly, optionees should consult their own tax advisors.


    NQSOs. No income will be recognized by an Option recipient upon the grant of an NQSO. On the exercise of an NQSO, the optionee will generally have ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding. Upon a later sale of such shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold.

    ISOs. No income will be recognized by an Option recipient upon the grant of an ISO. Also, the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were an NQSO). If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the options and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will have ordinary income in the year of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the Option exercise or the sale of the stock and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

    SARs. The grant of an SAR is generally not a taxable event for the optionee. Upon the exercise of an SAR the optionee will recognize ordinary income in an amount equal to the amount of cash and with respect to SARs granted in tandem with NQSOs, the fair market value of any shares of Common Stock received upon such exercise, and the Company will be entitled to a deduction equal to the same amount. However, if the sale of any shares received would be subject to Section 16(b) of the Securities Exchange Act of 1934, ordinary income attributable to such shares received will be recognized on the date such sale would not give rise to a Section 16(b) action, valued at the fair market value at such later time, unless the optionee has made a Section 83(b) election within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise.

    The foregoing discussion is only a brief summary of the applicable federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the federal income tax consequences described herein, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

NEW PLAN BENEFITS

    The table of "Option/SAR Grants in Last Fiscal Year" under "Executive Compensation -- (b) Option/SAR Grants in Last Fiscal Year" provides information with respect to the grant of options to the Named Executive Officers during fiscal 1999. Information regarding options granted to non-employee Directors during fiscal 1999 is set forth under the heading "Executive Compensation -- (e) Directors Compensation."

    As of July 27, 2000, no options had been granted or allocated under the 2000 Plan.

OTHER STOCK OPTION PLANS

    In May 1999 the Company's Board of Directors adopted the 1999 Non-Qualified Stock Option Plan that was not submitted for shareholder approval, covering an aggregate of 5,000,000 shares of Common Stock. As of September 25, 2000, the Company has issued options to purchase 1,610,000 shares of Common Stock at a price of $0.125 per share under the 1999 Plan to Employees and Consultants of Environmental and Directors of the Company. An aggregate of 3,390,000 options remain available for grant under the 1999 Plan.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
      APPROVAL OF THE ADOPTION OF THE 2000 STOCK OPTION PLAN (PROPOSAL 4).



PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF AUDITORS

    The Board of Directors has appointed Goldstein Golub Kessler LLP as Independent auditors for the Company's fiscal years ended September 30, 1998 and 1999. This firm has audited the accounts of the Company since 1997. This firm performed audit services in connection with the examination of the consolidated financial statements of the Company for its fiscal years ended September 31, 1998 and 1999. In addition the firm has rendered other services including the review of financial statements and related information in various registration statements and filings with the SEC including quarterly reports on Form 10-Q.

    If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Board of Directors will reconsider the appointment. Representatives of Goldstein Golub Kessler LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS (PROPOSAL 5).


OTHER MATTERS

    The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposal of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

EXPENSES

    The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

STOCKHOLDER PROPOSALS

    No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's executive offices no later than June 20, 2001. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

    Even if the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

    Copies of the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998 and 1999, as amended, the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, and the Company's Current Report on Form 8-K, as amended, (date of earliest event reported July 27, 2000) as filed with the Securities and Exchange Commission, including the financial statements (but without exhibits), can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Melvin W. Pelley, the Company's Secretary, FiberChem, Inc., 1181 Grier Drive, Suite B, Las Vegas, Nevada 89119.

                       BY ORDER OF THE BOARD OF DIRECTORS



LAS VEGAS, NEVADA                           MELVIN W. PELLEY
OCTOBER   , 2000                            SECRETARY
--------------------------------------------------------------

                                 FIBERCHEM, INC.

            FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION
INTREX DATA COMMUNICATIONS CORP.
         Auditors' Report to the Shareholders.............................................................F-3
         Consolidated Balance Sheet.......................................................................F-4
         Consolidated Statement of Operations & Deficit...................................................F-5
         Consolidated Statement of Cash Flows.............................................................F-6
         Notes to Consolidated Financial Statements.......................................................F-7

PANDEL INSTRUMENTS, INC.
         Independent Auditor's Report.....................................................................F-14
         Balance Sheets...................................................................................F-15
         Statements of Operations.........................................................................F-16
         Statements of Changes in Stockholder's Equity....................................................F-17
         Statements of Cash Flows.........................................................................F-18
         Notes to the Financial Statements................................................................F-19

FIBERCHEM, INC. - Pro Forma Condensed Combined Unaudited
         Combined Balance Sheet, June 30, 2000............................................................F-23
         Statement of Operations, June 30, 2000...........................................................F-24
         Statement of Operations, Fiscal Years............................................................F-25
         Notes to Condensed Combined Pro Forma Financial Statements.......................................F-26

                        INTREX DATA COMMUNICATIONS CORP.


                        CONSOLIDATED FINANCIAL STATEMENTS


                           DECEMBER 31, 1999 AND 1998

AUDITORS' REPORT TO THE SHAREHOLDERS


We have audited the consolidated balance sheet of Intrex Data Communications Corp. as at December 31, 1999 and the consolidated statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.


In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1999 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied on a consistent basis.







/s/ KPMG


Chartered Accountants


Vancouver, Canada


June 2, 2000


INTREX DATA COMMUNICATIONS CORP.
Consolidated Balance Sheet

December 31, 1999, with comparative figures for 1998
----------------------------------------------------------------------------------------------------
                                                                      1999                 1998
----------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash                                                   $       93,236       $        4,033
     Accounts receivable                                                -                 1,689
     Inventory                                                          -                36,037
     Deposits                                                        1,915                1,387
----------------------------------------------------------------------------------------------------
                                                                    95,151               43,146

Capital assets (note 4)                                            134,626              106,518

Deferred financing costs                                                -                52,361

Deferred acquisition costs                                         227,241                   -

Intellectual property (note 5)                                     240,000              480,000
----------------------------------------------------------------------------------------------------

                                                            $      697,018       $      682,025
====================================================================================================

Liabilities and Shareholders' Equity (Deficiency)

Current liabilities:
     Accounts payable and accrued liabilities               $      673,405       $      286,749
     Advances on contracts                                              -                24,073
     Lease obligations (note 6)                                     10,975               10,975
     Current portion of notes payable (notes 7 and 11(c))           55,000                   -
     Due to related parties (note 8)                               360,985                   -
----------------------------------------------------------------------------------------------------
                                                                 1,100,365              321,797

Notes payable (notes 7and 11(c))                                    60,000                   -

Due to related parties (note 8)                                         -               190,193
----------------------------------------------------------------------------------------------------
                                                                 1,160,365              511,990
Shareholders' equity (deficiency):
     Share capital (note 9(b))                                   2,693,217            2,137,886
     Deficit                                                    (3,156,564)          (1,967,851)
----------------------------------------------------------------------------------------------------
                                                                  (463,347)             170,035
Future operations (note 2)
Subsequent events (note 11)

----------------------------------------------------------------------------------------------------
                                                            $      697,018       $      682,025
====================================================================================================


See accompanying notes to consolidated financial statements.


On behalf of the Board:


"D.S. Peachey"                        Director


"P. Lagergren"                        Director


INTREX DATA COMMUNICATIONS CORP.
Consolidated Statement of Operations and Deficit

Year ended December 31, 1999, with comparative figures for 1998

----------------------------------------------------------------------------------------------
                                                                1999                 1998
----------------------------------------------------------------------------------------------
Revenue:
     Monitoring system sales                          $           -        $       47,014

Cost of sales                                                     -                30,703
----------------------------------------------------------------------------------------------

Gross margin                                                      -                16,311

Expenses:
     Research and development                                637,762               70,554
     Depreciation and amortization                           297,471              284,215
     Sales and marketing                                      69,263               46,665
     Communication and field operations                           -                 5,754
     Administration                                          211,841              136,943
----------------------------------------------------------------------------------------------
                                                           1,216,337              544,131
----------------------------------------------------------------------------------------------

Loss before undernoted                                     1,216,337              527,820

Foreign exchange loss (gain)                                 (27,624)              23,568
----------------------------------------------------------------------------------------------

Loss for the year                                          1,188,713              551,388

Deficit, beginning of year                                 1,967,851            1,416,463
----------------------------------------------------------------------------------------------

Deficit, end of year                                  $    3,156,564       $    1,967,851
===============================================================================================


See accompanying notes to consolidated financial statements.


INTREX DATA COMMUNICATIONS CORP.
Consolidated Statement of Cash Flows

Year ended December 31, 1999, with comparative figures for 1998

-------------------------------------------------------------------------------------------------------------------
                                                                                      1999                1998
-------------------------------------------------------------------------------------------------------------------
Cash provided by (used in):

Operations:
     Loss for the year                                                       $  (1,188,713)     $     (551,388)
     Items not involving cash:
         Depreciation and amortization                                             297,471             284,215
     Changes in non-cash operating working capital                                 399,781             173,647
-------------------------------------------------------------------------------------------------------------------
                                                                                  (491,461)            (93,526)

Financing:
     Issuance of common shares                                                     598,000             139,948
     Share issuance costs                                                          (83,294)                 -
     Deferred acquisition costs                                                   (112,241)                 -
     Repayment of lease obligations                                                     -               (2,206)
     Due to related parties                                                        211,417               5,670
     Proceeds from issuance of special warrants                                         -               15,010
     Deferred financing cost                                                        52,361             (52,361)
-------------------------------------------------------------------------------------------------------------------
                                                                                   666,243             106,061

Investments:
     Purchase of capital assets                                                    (85,579)            (13,171)
-------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash                                                         89,203                (636)

Cash, beginning of year                                                              4,033               4,669
-------------------------------------------------------------------------------------------------------------------

Cash, end of year                                                            $      93,236      $        4,033
===================================================================================================================

Supplemental disclosure of non-cash financing and investing activities:
     Notes payable issued for deferred acquisition costs                     $     115,000      $           -
     Shares issued for settlement of debt due to related parties                    40,625              48,600
Cash paid during year to:
     Interest payments                                                                  -                   -
     Income taxes                                                                       -                   -
-------------------------------------------------------------------------------------------------------------------


See accompanying notes to consolidated financial statements.

INTREX DATA COMMUNICATIONS CORP.
Notes to Consolidated Financial Statements
Year ended December 31, 1999

-------------------------------------------------------------------------------


1.   Organization:


     Intrex Data Communications Corp. (the "Company") was incorporated on October 26, 1994 under the Company Act (British Columbia).


     The Company is in the business of providing its customers with data from mobile or remote sites using satellite or other wireless communications and distributes this data to the customer using the Internet or other means. It provides this data on a fee-for-service basis or sells the equipment and software necessary for transmission, reception, display, and analysis of transmitted data. The Company develops the software necessary for providing this data to its customers and, in some cases, develops the hardware and other communication devices.


     The Company began limited commercial operations in 1998 when it began charging customers for data obtained from beta site units and from the sale of the Company's fuel monitoring equipment.


2.   Future operations:


     The Company has incurred significant operating losses in 1999 and 1998 and has a working capital deficiency at December 31, 1999. These consolidated financial statements are based on the assumption that the Company will be able to continue as a going concern and will realize its assets and discharge its liabilities in the normal course of business. Future operations, and the related recoverability of intellectual property, are dependent upon the continued successful development and sale of its software and hardware, obtaining additional financing and the establishment of profitable commercial operations.


3.   Significant accounting policies:


     (a) Basis of presentation:


         These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. These financial statements include the accounts of Intrex Data Communications Corp. and its wholly-owned subsidiary, Firebird Data Communications Inc., a Texas corporation. All significant intercompany accounts and transactions have been eliminated.


     (b) Research and development costs:


         Research costs are expensed as incurred. Development costs are expensed as incurred unless they meet specific criteria for deferral and amortization. The Company assesses whether it has met the relevant criteria for deferral and amortization at each reporting date. No development costs have been deferred in the current year as the criteria for deferral were not met.


     (c) Investment tax credits:


         Investment tax credits are recognized as a reduction to the related expenditure.


     (d) Intellectual property:


         Intellectual property acquired in 1995 is being amortized on the straight-line basis at 20% per annum.

INTREX DATA COMMUNICATIONS CORP.
Notes to Consolidated Financial Statements, page 2
Year ended December 31, 1999


3.   Significant accounting policies (continued):


     (e) Capital assets:


         Capital assets are recorded at cost less investment tax credits and accumulated amortization. Amortization is provided on the straight-line basis at 20% per annum.


     (f) Revenue recognition:


         Software and equipment revenue is recognized when product delivery has occurred and all material risks and rewards related to ownership have passed on to the purchaser. Revenue from providing operational data to customers is recognized in the month the service is provided.


     (g) Foreign currency translation:


         The functional currency for the Company is the Canadian dollar. Monetary items denominated in foreign currency are translated into Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at exchange rates in effect when the assets were acquired or obligations occurred. Revenues and expenses are translated using average exchange rates prevailing during the year. The resulting foreign exchange gains and losses are included in income for the year.


     (h) Share issue costs:


         The costs of issuing shares are applied to reduce the value of consideration assigned to such shares.


     (i) Adoption of new accounting standard:


         The Company retroactively adopted CICA Handbook 1540, Cash Flow Statements, for the year ended December 31, 1999. Under Section 1540, non-cash investing and financing activities are excluded from the Statement of Cash Flows and are disclosed as supplementary information.


     (j) Use of estimates:


         The preparation of these consolidated financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities, and the reported amounts of expenses during the year. Significant areas requiring the use of estimates are the useful life of intellectual property. Actual results could differ from estimates used in the preparation of these financial statements.


     (k) Financial instruments:


         The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued liabilities, and lease obligation approximate fair values, due to the short term to maturity of these instruments.


     (l) Comparative figures:


         Certain of the comparative figures have been restated to conform with the presentation adopted in the current year.

INTREX DATA COMMUNICATIONS CORP.
Notes to Consolidated Financial Statements, page 3
Year ended December 31, 1999


4.   Capital assets:


-------------------------------------------------------------------------------------------------------------------
                                                                                      1999                1998
-------------------------------------------------------------------------------------------------------------------
                                                              Accumulated              Net                 Net
                                                   Cost      amortization       book value          book value
-------------------------------------------------------------------------------------------------------------------
     Communication equipment               $    264,448      $    143,128     $    121,320        $     91,904
     Computer and office equipment               54,151            40,845           13,306              14,614
-------------------------------------------------------------------------------------------------------------------
                                           $    318,599      $    183,973     $    134,626        $    106,518
===================================================================================================================


5.   Intellectual property:


-------------------------------------------------------------------------------------------------------------------
                                                                                    1999                1998
-------------------------------------------------------------------------------------------------------------------
     Cost                                                                    $   1,200,000       $   1,200,000
     Less accumulated amortization                                                (960,000)           (720,000)
-------------------------------------------------------------------------------------------------------------------
                                                                             $     240,000       $     480,000
===================================================================================================================


     Intellectual property comprises the core development of data, communications and monitoring technologies.


6.   Lease obligations:


     At year end, the Company has lease obligations to Laidlaw CybecLeasing LLC ("Laidlaw"), a Texas limited partnership controlled by a principal of the Company. The leases expired in May, 1998.


7.   Notes payable:


     During the year, the Company entered into an agreement ("Entrenet Agreement") with Entrenet Group, LLC ("Entrenet") dated April 12, 1999, pursuant to which Entrenet is to provide certain corporate services for a total of $120,000. The Company paid $5,000 in cash upon execution of the Agreement and the remaining balance of $115,000 is payable as follows:


     Balance unsecured, bearing interest at 10% per annum, not repayable in
       whole or in part prior to maturity date of March 31, 2001                                 $      60,000

     Balance unsecured, bearing interest at 10% per annum commencing April 1,
       1999, principal and accrued interest repayable upon the earlier of March
       31, 2000 or the closing of $1,000,000 in
       financing (note 8 (a))                                                                           55,000
-------------------------------------------------------------------------------------------------------------------
                                                                                                       115,000
     Less current portion                                                                               55,000
-------------------------------------------------------------------------------------------------------------------

                                                                                                       $60,000
===================================================================================================================


     Accrued interest of $8,242 is included in accounts payable and accrued liabilities at year end. The notes payable, including its accrued interest, is convertible into common shares of the Company, at the option of the Company, at a price equal to the lower of $0.50 per share or the lowest fair market value of the shares during the term of the note.

INTREX DATA COMMUNICATIONS CORP.
Notes to Consolidated Financial Statements, page 4
Year ended December 31, 1999


8.   Due to related parties:


-------------------------------------------------------------------------------------------------------------------
                                                                                     1999                 1998
-------------------------------------------------------------------------------------------------------------------
     Trevor Nelson, Officer                                                  $      3,000         $      3,000
     David Peachey, Officer                                                        86,324                   -
     Pandel Instruments, Inc.                                                      87,872               68,998
     Peter Lagergren, Officer                                                     126,289                   -
     Estero Capital Corp.                                                              -                23,622
     Vanley Agencies Ltd.                                                              -                37,073
     Harwood Ventures Ltd.                                                         57,500               57,500
-------------------------------------------------------------------------------------------------------------------
                                                                             $    360,985         $    190,193
===================================================================================================================

     (a) Pandel Instruments, Inc. is controlled by an officer and director of the Company.

     (b) Intrex Data Services, Inc. is controlled by the family of a director of the Company.

     (c) Estero Capital Corp. is controlled by a director and officer of the Company.

     (d) Harwood Ventures Ltd. is controlled by a director and officer of the Company.


     The amounts owing are in connection with loans made to the Company, operational expenses paid on behalf of the Company, management services, and other corporate expenses and are unsecured, payable on demand and bear no interest.


9.   Share capital:
     (a) Authorized:


              100,000,000 common shares without par value


               50,000,000 preferred shares with a par value of $1 and issuable in series


     (b) Issued and unissued:


-------------------------------------------------------------------------------------------------------------------
                                                                                   Number
                                                                                 of shares             Amount
-------------------------------------------------------------------------------------------------------------------
         Issued:
              Balance at December 31, 1997                                      6,370,598        $   1,832,100
              Shares issued for cash                                              239,896              119,948
              Shares issued on settlement of debt to related parties               97,200               48,600
              Shares issued on conversion of warrants                             201,750              117,238
-------------------------------------------------------------------------------------------------------------------
         Balance at December 31, 1998                                           6,909,444            2,117,886

         Unissued:
              Shares subscribed for, not issued at December 31, 1998                   -                20,000
-------------------------------------------------------------------------------------------------------------------

         Balance issued and unissued at December 31, 1998                       6,909,444            2,137,886
              Shares issued for shares subscribed in the prior year (note 8(c))    40,000                   -
              Shares issued for cash                                            1,196,000              598,000
              Shares issued on settlement of debt to a related party (note 8(d))   81,250               40,625
              Less:  share issue costs                                                 -               (83,294)
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
         Balance issued at December 31, 1999                                    8,226,694        $   2,693,217
===================================================================================================================

INTREX DATA COMMUNICATIONS CORP.
Notes to Consolidated Financial Statements, page 5
Year ended December 31, 1999


9.   Share capital (continued):


     (c) The Company received $20,000 in cash in 1998 for 40,000 shares which were issued in 1999.


     (d) During the year, the Company issued 81,250 shares at $0.50 per share as payment for services rendered by a related party.


10.  Related party transactions:


     During the year, a total of $293,741 (1998 - $115,833) was incurred for management fees, directors' fees and engineering fees, to three companies controlled by three senior officers and directors of the Company.


11.  Subsequent events:


     (a) Arrangement Agreement:


         Subsequent to year end, the Company has amended an Arrangement Agreement entered into on December 6, 1999, subject to shareholder approval, with FibreChem, Inc. ("FiberChem"). Under the proposed Arrangement, one of the shareholders of the Company, owning 2,089,000 common shares of the Company, will merge with a subsidiary of FibreChem, which will acquire the shares owned in the Company through the merger. The Company will create new exchangeable Class B shares, which will be exchangeable into common shares of FibreChem. These Class B shares will have a par value of $.00001, are non-voting and are redeemable and exchangeable into 1 common share of FibreChem. FibreChem will designate a series of its authorized preferred shares as Special Shares carrying voting rights equivalent to FibreChem common shares. All outstanding common shares of the Company, except those held by FibreChem, will be exchanged into 27.801925 Class B shares and
         0.27801925 FibreChem Special Shares. Pursuant to the Arrangement, Compensation Agreement has been entered into with one individual who is a director and officer of the Company entitling that individual to 9,450,000 Class B shares of the Company and 94,500 Special Shares of FibreChem for services rendered in facilitating Arrangement and certain other agreements, contingent upon the completion of such agreements.


     (b) Bridge financing:


         On February 11, 2000, the Company entered into a financing agreement with FiberChem as part of the Arrangement Agreement whereby FiberChem will provide advances from time to time to the Company in consideration of a convertible subordinated promissory note at a rate of 9% per annum due on or before December 31, 2001. The promissory note is convertible into common shares of the Company at the option of either FiberChem or the Company in the event the Arrangement Agreement is not concluded.


         On May 19, 2000, the Company entered into a term loan facility to borrow $600,000 (US) payable on or before July 7, 2000 or under certain conditions by July 26, 2000 at a rate of 18% per annum for which the Company will pay an arrangement fee of $60,000 (US).

INTREX DATA COMMUNICATIONS CORP.
Notes to Consolidated Financial Statements, page 6


Year ended December 31, 1999


11.  Subsequent events (continued):


     (c) Release and Settlement Agreement:


         Subsequent to year end, Entrenet, FiberChem and the Company, entered into a Release and Settlement Agreement with respect to the Entrenet Agreement (note 7). Under the Release and Settlement Agreement, the entire amount due to Entrenet will include:


     (d) $3,557 in cash;


     (e) 3,000,000 FiberChem common shares;


     (f) a 10% subordinated convertible note of $126,500 ($115,000 principal plus accrued interest) convertible into FiberChem common shares at a conversion price of $0.185 per share; and


     (g) a four year warrant to purchase 960,000 FiberChem common shares at a price of $0.185 per share.


         The Release and Settlement Agreement will become effective only upon the completion of the proposed merger between FiberChem and the Company (note 11(a)).


     (h) Lease commitment:


Subsequent to year end, the Company entered into a two-year office lease agreement for its U.S. subsidiary, effective May 1, 2000. The Company is committed to annual base rental payments of $69,000 (US).

                            PANDEL INSTRUMENTS, INC.


                              FINANCIAL STATEMENTS


                           AT AND FOR THE YEARS ENDED


                           DECEMBER 31, 1999 AND 1998

INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and
Stockholder's of Pandel Instruments, Inc.



In my opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the financial position of Pandel Instruments, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; my responsibility is to express an opinion on these financial statements based on my audits. I conducted my audits of these statements in accordance with generally accepted auditing standards which require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for the opinion expressed above.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note I to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Darrel Schneider, CPA



Dallas, Texas
October 5, 2000

                                             PANDEL INSTRUMENTS, INC.
                                                  BALANCE SHEETS

                                                                                           December 31,
                                                                                     1999                    1998
                                                                                 -----------             ----------
          ASSETS
Current assets:
      Cash ............................................................          $     2,592             $       --
      Accounts receivable..............................................                   --                 10,177
      Due from related party...........................................               60,888                 60,888
      Inventory........................................................                   --                  5,241
                                                                                 -----------             ----------
         Total current assets..........................................               63,480                 76,306

Investments (Note C)...................................................                   --                     --
                                                                                 -----------             ----------
         Total assets..................................................               63,480                 76,306
                                                                                 ===========             ==========

             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
      Trade accounts payable...........................................                5,635                  3,929
      Accrued liabilities..............................................               23,000                 23,000
      Due to related parties...........................................               37,888                 37,888
                                                                                 -----------             ----------
         Total current liabilities.....................................               66,523                 64,817
Commitments and contingencies (Note E).................................                   --                     --
                                                                                 -----------             ----------
         Total liabilities.............................................               66,523                 64,817
                                                                                 -----------             ----------

Stockholder's equity:
      Common stock; no par value; 5,000,000 shares authorized;
         4,766,100 and 3,414,360 shares outstanding at
         12/31/99 and 12/31/98, respectively...........................                   --                     --
      Additional paid-in capital.......................................              526,275                526,275
      Retained deficit.................................................             (529,318)              (514,786)
                                                                                 -----------             ----------
         Total stockholder's equity....................................               (3,043)                11,489
                                                                                 -----------             ----------

         Total liabilities and stockholder's equity....................          $    63,480             $   76,306
                                                                                 ===========             ==========










    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                          PANDEL INSTRUMENTS, INC.
                                          STATEMENTS OF OPERATIONS


                                                                                     Year Ended December 31,
                                                                                      1999                1998
                                                                                   -----------         -----------

Revenues.............................................................              $   147,516         $    94,770

Cost of revenues.....................................................                  133,315              74,225
                                                                                   -----------         -----------

Gross profit.........................................................                   14,201              20,545
                                                                                   -----------         -----------

Operating expenses:

       Administrative................................................                   24,931              24,618

       Travel........................................................                       --              11,750

       Utilities.....................................................                    2,364               1,774

       Rent..........................................................                    1,438               1,582
                                                                                   -----------         -----------

       Total operating expenses......................................                   28,733              39,724
                                                                                   -----------         -----------

       Net income (loss).............................................                  (14,532)            (19,179)
                                                                                   ===========         ===========


      Basic earnings (loss) per common share.........................                  (0.0035)            (0.0063)

      Diluted earnings (loss) per common share.......................              $   (0.0035)        $   (0.0063)

      Weighted average common shares outstanding.....................                4,173,557           3,059,456












    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            PANDEL INSTRUMENTS, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY



                                                                 Additional                             Total
                                     Common Stock                   Paid          Accumulated       Stockholder's
                                Shares           Amount            Capital          Deficit            Equity
                           ---------------  ----------------  ---------------   ---------------  ------------------
Balance at
December 31, 1997                1,509,360                --  $       526,275   $     (495,607)  $          30,668

Shares issued at
$0.00 per share                  1,905,000                --               --               --                  --

Net loss                                --                --               --          (19,179)            (19,179)
                           ---------------  ----------------  ---------------   ---------------  ------------------

Balance at
December 31, 1998                3,414,360                --          526,275         (514,786)             11,489
                           ---------------  ----------------  ---------------   ---------------  ------------------

Shares issued at
$0.00 per share                  1,351,740                --               --               --                  --

Net income (loss)                       --                --               --          (14,532)            (14,532)
                           ---------------  ----------------  ---------------   --------------   ------------------

Balance at
December 31, 1999                4,766,100                --  $       526,275   $     (529,318)  $          (3,043)
                           ===============  ================  ===============   ===============  ==================







  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            PANDEL INSTRUMENTS, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                 Years Ended December 31,
                                                                              1999                      1998
                                                                       ------------------        ------------------
Cash flows from operating activities:
      Net loss.....................................................    $         (14,532)        $         (19,179)

      Adjustments to reconcile loss to net
         cash provided by (used in) operating activities:

      Changes in current assets and liabilities:
          (Increase) decrease in accounts receivable...............               10,177                     2,200
          (Increase) decrease in due from related parties..........                   --                        --
          (Increase) decrease in inventory.........................                5,241                        --
          Increase (decrease) in accounts payable..................                1,706                    12,907
          Increase (decrease) in accrued liabilities...............                   --                        --
          Increase (decrease) in due to related parties............                   --                        --
                                                                       ------------------        ------------------
Net cash provided by (used in) operating activities................                2,592                    (4,072)
                                                                       ------------------        ------------------

Cash at beginning of year..........................................                   --                     4,072
                                                                       ------------------        ------------------

Cash at end of year................................................    $           2,592         $              --
                                                                       ==================        ==================






  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                            PANDEL INSTRUMENTS, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


A.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS


         Pandel Instruments, Inc. ("Pandel or the Company") was incorporated in the State of Texas on April 15, 1982 to develop, produce, market and license flowmeters for monitoring and evaluating engine performance. Pandel's primary customers are petroleum production and shipping companies.


         Pandel's financial statements for the years ended December 31, 1999 and 1998 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. At December 31, 1999, Pandel had an accumulated deficit of $529,318.


         Management recognizes that Pandel must generate additional revenues or reductions in operating expenses and may need additional financing to continue its operations. On December 6, 1999, Pandel was party to an agreement providing for the combination of its business with FiberChem, Inc. ("FiberChem") and Intrex Data Communications Corp., a British Columbia corporation ("Intrex") (Note H). However, no assurance can be given that the effect of this business combination or any additional financing can be obtained on terms satisfactory to the Company.


USE OF ESTIMATES


         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


CASH


         Cash consist of cash in Pandel's bank account.


ACCOUNTS RECEIVABLE


         Accounts receivable represents amounts due for products sold and shipped.


INVENTORY


         Inventory is stated at the lower of cost (first-in, first out) or market.


REVENUE RECOGNITION


         Pandel recognizes revenue from product sales when title passes, which is upon shipment of product to the customer. There is generally no right of return.

                            PANDEL INSTRUMENTS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS (Continued)


INCOME TAXES


         Pandel utilizes Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("Statement 109"). Under this asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


LOSS PER SHARE


         In February 1997, Statement of Financial Accounting Standards No. 128, Earnings Per Share was issued requiring companies to present on the face of the income statement, basic earnings per share (EPS) and diluted EPS, instead of the primary and fully diluted EPS that was previously required. Companies with complex capital structures are required to reconcile the numerator and denominator used in the basic EPS computation to the numerator and denominator used in the diluted EPS computation. Pandel's capital structure is comprised solely of common stock. There were no dilutive common share equivalents outstanding during each period. As such, for each of the periods presented, basic and diluted EPS calculations are based on the weighted-average number of common shares outstanding during the period.


B. RELATED PARTY TRANSACTIONS


         Due from related party represents amounts due for services provided to a company in which Pandel has a 24.89% ownership interest.


         Due to related parties is comprised of: (a) $23,000 owed to a shareholder of Pandel for legal services provided to Pandel, and (b) $14,888 owed to the President of Pandel for reimbursement of working capital advances.


C. INVESTMENTS


         During 1992, Pandel obtained common stock representing a 24.89% ownership interest in Intrex. For this common stock, Pandel exchanged its ownership interest in Firebird Data Communications, Inc. ("Firebird"), a Texas corporation, which was acquired by Intrex. At the exchange date, no value was ascribed by Pandel to the Intrex common stock due to the lack of a market for Intrex's common stock. Subsequent to the exchange date, the value of Pandel's investment in Intrex has not been increased, as would be required under the equity method of accounting for investments, as Intrex has not generated earnings.


D. ACCRUED LIABILITIES


         Accrued liabilities at December 31, 1999 and 1998 relate to past legal services rendered to Pandel.


E. COMMITMENTS AND CONTINGENCIES


         There are no commitments and/or contingencies.

                            PANDEL INSTRUMENTS, INC.
                  NOTES TO THE FINANCIAL STATEMENTS (Continued)


F. CONCENTRATIONS OF MARKET AND CREDIT RISK


         Financial instruments which potentially subject Pandel to concentrations of credit risk are primarily trade accounts receivable with one customer and amounts due from a related party. Pandel does not require collateral or other security to support such amounts due. Pandel does not expect its customer or related party to fail to meet their obligations and, as such, considers the credit risk associated with these assets to be minimal. All of Pandel's revenues have been generated from a single customer.


G. FAIR VALUE OF FINANCIAL INSTRUMENTS


    At December 31, 1999 and 1998, the fair value of Pandel's cash, accounts receivable, due from related party, accounts payable, accrued expenses and due to related parties approximated their carrying value because of the short maturities of those financial instruments.


H. SUBSEQUENT EVENTS


         On July 27, 2000, in order to acquire Pandel's 24.89% ownership interest in Intrex (Note C), Pandel Mergerco, Inc., a wholly-owned subsidiary of FiberChem, acquired 100% of the common stock of Pandel in exchange for 580,782.22 shares of FiberChem preferred stock convertible into 58,078,222 shares of FiberChem common stock. Pandel shareholders deposited 423,393.22 of these FiberChem preferred shares into escrow pursuant to the terms of the contingent consideration agreement by and between FiberChem and Intrex. Shares in escrow will be released in installments if certain milestones related to Intrex's business are met by July 27, 2002. This transaction is intended to qualify as a tax free reorganization under Section 368 of the United States Internal Revenue Code of 1986, as amended.


I. GOING CONCERN


         Pandel has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters include: (a) Pandel has reduced fixed expenses to a bare minimum, (b) salary expense has been reduced and will only be incurred to the extent that the Company generates sales, and (c) management intends to explore and leverage potential cross selling opportunities with FiberChem and Intrex.


         There can be no assurance that any of these strategies can be effected on satisfactory terms. Any failure with respect to the foregoing plan will more likely than not have a material adverse effect on the Company. Should management determine that the existing plan is inadequate and/or that additional working capital cannot be raised, additional steps may be required which may include the termination of operations.

                                 FIBERCHEM, INC.

                     PRO FORMA CONDENSED COMBINED UNAUDITED:

                         BALANCE SHEET AT JUNE 30, 2000,

  STATEMENTS OF OPERATIONS FOR THE SIX AND NINE MONTHS ENDED JUNE 30, 2000, AND

           STATEMENTS OF OPERATIONS FOR THE YEARS ENDED SEPTEMBER 30, 1999

                             AND DECEMBER 31, 1999

                                 FIBERCHEM, INC.
             PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
                                  JUNE 30, 2000

                                                           Historical (1)                                          Pro Forma
                                            ----------------------------------------------     Pro Forma           Financial
                                              FiberChem        Intrex          Pandel         Adjustments         Statements
                                            --------------- -------------- ---------------  ---------------   -----------------
Current Assets:
   Cash and cash equivalents                     1,206,662         95,723           1,322                            1,303,707
   Cash in escrow as security for bridge
    loan                                           675,000                                                             675,000
   Accounts receivable, net                        231,381                          5,568                              236,949
   Inventory, net                                1,175,218                                                           1,175,218
   Prepaid expenses and other assets                34,033         51,999                                               86,032
                                            --------------- -------------- ---------------                    -----------------
     Total current assets                        3,322,294        147,722           6,890                            3,476,906

Equipment, net                                      36,798        120,446                                              157,244
Patent costs, net                                   38,642                                                              38,642
Technology costs, net                                              83,143                                               83,143
Other deferred costs                               150,271                                                             150,271
Deferred acquisition costs                         176,928        269,548                                              446,476
Excess of cost over net assets acquired                                                        19,761,880C          19,761,880
Intercompany                                       800,193                         60,888       (861,081)G
                                            --------------- -------------- ---------------                    -----------------
     Total assets                                4,525,126        620,859          67,778                           24,114,562
                                            =============== ============== ===============                    =================

Current liabilities:
   Bridge loan payable                             600,000                                                             600,000
   Other notes payable                             250,000         38,107                                              288,107
   Accounts payable                                499,556        463,020           1,104                              963,680
   Accrued liabilities                             619,483         41,214          23,000                              683,697
   Due to related parties                                         289,810          37,888                              327,698
                                            --------------- -------------- ---------------                    -----------------
     Total current liabilities                   1,969,039        832,151          61,992                            2,863,182

Intercompany                                                      861,081                       (861,081)G
Notes payable                                      172,000         41,571                                              213,571
Notes payable to related parties                   395,000                                                             395,000
                                            --------------- -------------- ---------------                    -----------------
     Total liabilities                           2,536,039      1,734,803          61,992                            3,471,753
                                            --------------- -------------- ---------------                    -----------------
Minority interest                                                                               1,415,437C,F         1,415,437
                                            --------------- -------------- ---------------                    -----------------

Stockholder's equity (deficiency):
   Preferred stock-liquidation value             3,117,720                                                           3,117,720
   Common stock, par                                 5,873                                         25,222B              31,095
   Additional paid-in capital                   34,870,145      1,979,286         526,275    (12,615,461)D          24,760,245
   Foreign currency translation adjustments                       (47,677)                                             (47,677)
   Retained deficit                            (35,916,193)    (3,045,553)       (520,489)     30,936,682E          (8,545,553)
   Stock subscription receivable                   (88,458)                                                            (88,458)
                                            --------------- -------------- ---------------                    -----------------
     Total stockholder's equity (deficiency)     1,989,087     (1,113,944)          5,786                           19,227,372
                                            --------------- -------------- ---------------                    -----------------
Total liabilities, minority interest
   and stockholder's equity (deficiency)         4,525,126        620,859          67,778                           24,114,562
                                            =============== ============== ===============                    =================





    The accompanying notes are an integral part of these financial statements

                                 FIBERCHEM, INC.
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
                 FOR THE SIX AND NINE MONTHS ENDED JUNE 30, 2000


                                                              Historical (1)                                        Pro Forma
                                               ------------------------------- -------------   Pro Forma            Financial
                                                 FiberChem        Intrex         Pandel       Adjustments           Statements
                                               -------------- ---------------- ------------- --------------      ---------------
Revenues                                           1,127,533          22,925         29,200                           1,179,658
Cost of revenues                                     710,399                          9,530                             719,929
                                               -------------- ---------------- -------------                     ---------------
   Gross profit                                      417,134          22,925         19,670                             459,729
                                               -------------- ---------------- -------------                     ---------------
Operating expenses:
   General and administrative                      1,053,780         352,508          7,841        658,729C           2,072,858
   Sales and marketing                               545,029          54,631                                            599,660
   Research, development and engineering             312,941         469,572          3,000                             785,513
                                               -------------- ---------------- -------------                     ---------------
                                                   1,911,750         876,711         10,814                           3,458,031
                                               -------------- ---------------- -------------                     ---------------
Profit (loss) from operations                     (1,494,616)       (853,786)         8,829                          (2,998,302)

Other income (expenses):
   Interest expense                                 (213,597)                                                          (213,597)
   Interest and other income                           2,496                                                              2,496
   Foreign exchange gain (loss)                                       (4,721)                                            (4,721)
                                               -------------- ---------------- -------------                     ---------------
     Total other income (expense)                   (211,101)         (4,721)                                          (215,822)
                                               -------------- ---------------- -------------                     ---------------

Minority interest in FiberChem @ 18.9%                                                             322,381C,F           322,381

                                               -------------- ---------------- -------------                     ---------------
Net profit (loss)                                 (1,705,717)       (858,507)         8,829                          (2,891,743)
                                               ============== ================ =============                     ===============

Net loss per share                                     (0.04)                                                             (0.01)

Shares of common stock used in computing
   net loss per share                             45,102,244                                                        300,138,160








    The accompanying notes are an integral part of these financial statements

                                 FIBERCHEM, INC.
        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)
          FOR THE YEARS ENDED SEPTEMBER 30, 1999 AND DECEMBER 31, 1999


                                                                  Historical                                         Pro Forma
                                                 -------------- ------------------------------   Pro Forma           Financial
                                                   FiberChem        Intrex         Pandel       Adjustments          Statements
                                                 -------------- ---------------- ------------- ---------------     ---------------

Revenues                                             1,957,110                        147,516                           2,104,626
Cost of revenues                                       985,444                        133,315                           1,118,759
                                                 -------------- ---------------- -------------                     ---------------
   Gross profit                                        971,666               0         14,201                             985,867
                                                 -------------- ---------------- -------------                     ---------------

Operating expenses:
   General and administrative                        1,347,684         342,810         28,733       1,317,459C          3,036,686
   Sales and marketing                                 661,544          46,620                                            708,164
   Research, development and engineering               546,398         429,267                                            975,665
   Disposal of inventory                                94,150                                                             94,150
                                                 ============== ================ =============                     ===============
                                                     2,649,776         818,697         28,733                           4,814,665
                                                 ============== ================ =============                     ===============
Profit (loss) from operations                       (1,678,110)       (818,697)       (14,532)                         (3,828,798)

Other income (expenses):
   Interest expense                                   (366,666)                                                          (366,666)
   Interest and other income                             2,821                                                              2,821
   Foreign exchange gain (loss)                                         18,593                                             18,593
   Other expense                                      (179,787)                                    (5,500,000)C        (5,679,787)
                                                 -------------- ---------------- -------------                     ---------------
     Total other income (expense)                     (543,632)         18,593                                         (6,025,039)
                                                 -------------- ---------------- -------------                     ---------------

Minority interest in FiberChem @ 18.9%                                                                 419,909C,F         419,909

                                                 -------------- ---------------- -------------                     ---------------
Net profit (loss)                                   (2,221,742)       (800,104)       (14,532)                         (9,433,928)
                                                 ============== ================ =============                     ===============

Net loss per share                                       (0.07)                                                             (0.03)

Shares of common stock used in computing
   net loss per share                               34,113,758                                                        289,983,024








    The accompanying notes are an integral part of these financial statements

                                 FIBERCHEM, INC.
         NOTES TO THE CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS



(1) Basis of Accounting:



On July 27, 2000 (the "Reverse Acquisition Date"), FiberChem and Intrex completed the combination of their businesses pursuant to an Amended Arrangement Agreement dated as of May 26, 2000 (the "Arrangement Agreement"). The Arrangement Agreement provides that, at the option of each Intrex shareholder, each Intrex voting common share, except for those shares held by Pandel Instruments, Inc. ("Pandel"), be exchanged into: (i) 27.801925 non-voting Intrex Class B shares and 0.27801925 FiberChem Special Series preferred shares with each Special Series preferred share entitled to one hundred votes, or (ii)
27.801925 FiberChem common shares. In conjunction with the Arrangement Agreement, Pandel, which owned 24.89% of Intrex's common shares, was merged into Pandel Mergerco, Inc., ("Mergerco") a wholly-owned FiberChem subsidiary, in exchange for FiberChem mandatorily convertible Pandel Series preferred shares with each Pandel Series preferred share entitled to one hundred votes and mandatorily convertible into one hundred FiberChem common shares.



That number of Intrex Class B shares and Pandel Series preferred shares representing a percentage in excess of an approximate 51.8% ownership interest in FiberChem (collectively the "Pooled Shares") were deposited by the Intrex shareholders into escrow pursuant to the terms of the Intrex Pooling Agreement (see note 2.B.). This agreement provides that Pooled Shares be issued to the Intrex shareholders if certain milestones related to the Intrex business are met during a two-year period following the closing. Accordingly, the consideration issuable in the combination provides former Intrex shareholders with an initial approximate 51.8% ownership interest and the potential to acquire up to an approximate 81.1% ownership interest of the combined entity upon distribution, if any, of the Pooled Shares. For accounting purposes, the combination of Intrex and FiberChem is treated as a reverse acquisition of FiberChem by Intrex.



The reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco have both been accounted for using purchase accounting as a simultaneous transaction. The carrying values of assets and liabilities have been estimated to approximate fair market value. Accordingly, no pro forma adjustments to these amounts were made to reflect the allocation and amount of the ultimate purchase price with the exception of the allocation made to FiberChem's in-process research and development. Final allocations, if any, will be made on the basis of valuations giving effect to various market factors including most significantly the ultimate distribution of Pooled Shares in the resulting effect on goodwill, goodwill amortization and minority interest. Purchase price adjustments, if any, will be made within one year from the Reverse Acquisition Date. These adjustments may be material to the pro forma financial information taken as a whole.



The pro forma unaudited condensed combined balance sheet is presented using the interim consolidated balance sheets of Intrex and Pandel at June 30, 2000 combined with the interim consolidated balance sheet of FiberChem at June 30, 2000. Pro forma adjustments related to the unaudited condensed combined balance sheet were computed assuming the reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco were consummated on June 30, 2000.



The pro forma unaudited condensed combined statements of operations are presented using the consolidated statement of operations of Intrex and Pandel for the six months ended June 30, 2000 and for the twelve months ended December 31, 1999 combined with the consolidated statement of operations of FiberChem for the nine months ended June 30, 2000 and for the twelve months ended September 30, 1999. Pro forma adjustments related to the unaudited combined statements of operations have been computed assuming the reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco were consummated on January 1, 1999.



The pro forma condensed combined financial statements should be read in conjunction with the audited financial statements and notes thereto of Intrex and Pandel for the year ended December 31, 1999 and with the audited financial statements and notes thereto of FiberChem for the year ended September 30, 1999 included in this Form 8-K/A, Amendment No. 1.

                                 FIBERCHEM, INC.
   NOTES TO THE CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS (CONTINUED)



The pro forma unaudited financial information is not necessarily indicative of the results of operations or the financial position which would have been attained had the reverse acquisition of FiberChem by Intrex and the merger of Pandel into Mergerco been consummated at either of the foregoing dates or which may be attained in the future. The pro forma unaudited results are not intended to be a projection of future results.



(2) The accompanying pro forma adjustments, among other things, assume the ultimate distribution of all Pooled Shares resulting in an approximate 81.1% ownership interest of FiberChem by former Intrex shareholders. However, any significant variance from this assumption may have a material affect on these pro forma financial statements. As such, additional pro forma presentations have been made in the following notes giving effect to the range of possible results and iterations thereto:



    (A) All historical financial statements included in the pro forma financial information were prepared in accordance with U.S. generally accepted accounting principles. The historical financial statements of Intrex, which were prepared in accordance with Canadian generally accepted accounting principles using the Canadian dollar as the functional currency, were translated into U.S. dollars using the exchange rate at June 30, 2000 for the balance sheet and using an average rate for the periods presented in the statements of operations. Translation adjustments are reflected as foreign currency translation adjustments in Stockholder's equity and accordingly have no effect on net loss.



    (B) The following table sets forth the allocation of the value of the total consideration (see Note (1)):



                                                           Shares                           Consideration
                                         Non Pooled        Pooled             Total            Value ($)
                                         ----------        ------             -----           -----------
          Intrex Class B Shares          47,482,527       137,208,403      184,690,930          19,409,412
          FiberChem Pandel Series        15,738,973        51,791,597       67,530,570           6,431,904
                                       ------------     -------------      -----------       -------------
          Total issued                   63,221,500       189,000,000      252,221,500          25,841,316
                                       ============     =============      ===========       =============



NONE OF THE CONSIDERATION HAS BEEN SEPARATELY ALLOCATED TO THE SPECIAL SHARES.
                  THE EFFECT OF THE VARIOUS PERCENTAGES OF INTREX'S INTEREST IN THE ACQUIRED NET ASSETS OF FIBERCHEM DEPENDING ON THE ULTIMATE DISTRIBUTION OF POOLED SHARES, ASSUMING: (a) FIBERCHEM'S AUTHORIZED SHARES ARE INCREASED TO 500,000,000 AT THE NOVEMBER 29, 2000 ANNUAL MEETING, (b) EACH INTREX CLASS B SHARE IS EXCHANGED FOR ONE SHARE OF FIBERCHEM COMMON STOCK, AND (c) EACH SHARE OF PANDEL SERIES PREFERRED STOCK IS CONVERTED INTO 100 SHARES OF FIBERCHEM COMMON STOCK, IS AS FOLLOWS:



                                       FiberChem Common Shares
                                       Issued and Outstanding                      Upon Exchange - Change to
              Ultimate      ------------------------------------------                  FiberChem Common
               Percent       Intrex           Minority                         ----------------------------------
              Acquired      Interest           Interest          Total         Par Value ($)  Paid-in Capital ($)
              --------      --------          ---------          -----         -------------  -------------------

                51.8        63,221,500       58,730,263       121,951,763            6,322         25,834,994
                68.3       126,221,500       58,730,263       184,951,763           12,622         25,828,694
                76.3       189,221,500       58,730,263       247,951,763           18,922         25,822,394
                81.1       252,221,500       58,730,263       310,951,763           25,222         25,816,094

                                 FIBERCHEM, INC.
   NOTES TO THE CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS (CONTINUED)



    (C) The value of the consideration given by Intrex, including those shares held by Pandel, to FiberChem was determined as FiberChem common shares of 58,730,263 at $0.44 per share (100% of FiberChem issued and outstanding common shares and the closing price of such shares, respectively, the day prior to the Reverse Acquisition Date), or $25,841,316. Per the terms of the reverse acquisition, consideration of 75.11% and 24.89% is from exchange of stock with Intrex and Pandel, respectively.



THE EXCESS OF THE VALUE OF THE CONSIDERATION GIVEN OVER THE NET ASSETS ACQUIRED,
        ASSUMING AN 81.1% OWNERSHIP INTEREST, CREATED GOODWILL OF APPROXIMATELY $19,761,880 COMPUTED AS:




              Stock purchase price.............................................................  $    25,841,316

              Less: FiberChem net assets at June 30, 2000............        1,989,087
                    Interest acquired................................             81.1%                1,613,150
                                                                       ---------------

                    Pandel net assets at June 30, 2000.........................................            5,786
                                                                                                 ---------------

              Excess of purchase price over net assets acquired
                 before allocation to identifiable assets......................................       24,222,380

              Less: Undervaluation of in-process research and development (5,500,000 x 81.1%)..       4,460,500
                                                                                                 ---------------

              Excess of purchase price allocated to goodwill...................................  $    19,761,880
                                                                                                 ===============



         Goodwill is amortized over the estimated life of 15 years. The pro forma amortization expense for the six months ended June 30, 2000 and the year ended December 31, 1999 was $658,729 and $1,317,459, respectively.



         The acquired in-process research and development totaling $5,500,000 was expensed on January 1, 1999 and is included in retained deficit at June 30, 2000.



         The effect of various percentages of Intrex's interest in the acquired net assets of FiberChem depending on the ultimate distribution of Pooled Shares is as follows:



                                                                                    Six Month     Twelve Month
           Ultimate                     Six Month     Twelve Month     Minority     Minority        Minority
            Percent                   Amortization    Amortization      Equity        Loss            Loss
           Acquired    Goodwill ($)    Expense ($)     Expense ($)    Interest($)  Interest($)     Interest($)
           --------    ------------   ------------     -----------    -----------  -----------     -----------

             51.8        21,956,183       731,873       1,463,746       3,609,740     822,156      1,070,880
             68.3        20,720,483       690,683       1,381,366       2,374,041     540,712        704,292
             76.3        20,121,356       670,712       1,341,424       1,774,914     404,255        526,553
             81.1        19,761,880       658,729       1,317,459       1,415,437     322,381        419,909




    (D) Calculated as:    (34,870,145)   to eliminate FiberChem additional paid-in capital
                             (526,275)   to eliminate Pandel additional paid-in capital
                           25,816,094    exchange of acquisition shares (Note B)
                           (3,117,720)   FiberChem preferred stock, Series A liquidation value, not eliminated
                               (5,873)   FiberChem common stock, par value, not eliminated
                               88,458    FiberChem stock subscription receivable, not eliminated
                          -----------
                          (12,615,461)   Additional paid-in capital, pro forma adjustment



    (E) Calculated as:     35,916,193    FiberChem retained deficit, eliminated

                                 FIBERCHEM, INC.
   NOTES TO THE CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS (CONTINUED)





                              520,489    Pandel retained deficit, eliminated
                           (5,500,000)   In-process research and development write-off (Note C)
                           ----------
                           30,936,682    Retained deficit, pro forma adjustment



    (F) Represents minority interest.



    (G) Represents elimination of intercompany accounts.

                                                                         ANNEX I





                 FAIRNESS OPINION OF O'CONOR, WRIGHT WYMAN, INC.







                                                 July 27, 2000




Board of Directors
FiberChem, Inc.
1181 Grier Drive, Building B
Las Vegas, NV 89119





Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of FiberChem, Inc. ("FiberChem") of the transaction consideration (the "Arrangement Consideration"), taken as a whole, to be issuable by FiberChem to the shareholders of Intrex Data Communications Corp. of Vancouver, British Columbia ("Intrex") pursuant to a business combination agreement, as amended, between FiberChem and Intrex dated as of May 26, 2000 (the "Amended Arrangement Agreement").



     The terms of the Amended Arrangement Agreement provide for (i) the acquisition by FiberChem of 75.11% of the outstanding Intrex voting shares through a Plan of Arrangement under British Columbia law and (ii) the acquisition of the remaining Intrex common shares through the merger of Pandel Instruments, Inc., a Texas corporation ("Pandel") which owns the remaining 24.89% of Intrex's outstanding common shares, with and into a wholly-owned subsidiary of FiberChem (the "Pandel Merger"). The merger consideration issuable in the two transactions provides Intrex shareholders with a minimum of approximately 50% of the equity in the combined Company and up to 80% of the equity in the combined Company if certain milestones related to the Intrex business are met during a two-year period following the closing. Subsequent to closing, the only voting shares in Intrex will be held by a wholly-owned subsidiary of FiberChem.



     Under the Amended Arrangement Agreement, all the outstanding Intrex shares other than those acquired through the Pandel Merger, will be converted into 175,240,930 shares of a new class of non-voting Intrex stock designated as Intrex Class B Shares and 1,752,409 shares of a newly designated class of FiberChem preferred stock designated as Special Shares. Of these shares, 127,758,403 Class B Shares and 1,277,584 Special Shares will be deposited by the Intrex shareholders participating in the Amended Arrangement Agreement into escrow, pursuant to the terms of a pooling agreement (the "Intrex Pooling Agreement"). These shares will be released to the shareholders in installments if certain milestones (the "Release Events") related to Intrex's business are met by the second anniversary of the closing.



     An additional 9,450,000 Intrex Class B Shares and 94,500 Special Shares will be issued to Intrex's President and Chief Executive Officer under a Compensation Agreement to be entered into among Intrex, its President and Chief Executive Officer, and FiberChem. All 9,450,000 shares will be deposited in escrow and will be subject to release upon achievement of the Intrex Pooling Agreement milestones in the same proportions as the shares under the pooling agreement are released to Intrex shareholders.



     Each Intrex Class B Share (other than the shares on deposit under the pooling agreements) can be redeemed by the holder beginning not later than December 31, 2000, in exchange for one share of FiberChem Common Stock, $.0001 per value per share (the "Common Stock"). Until exchanged, each Intrex Class B Share will be entitled to receive the same dividends and distributions as a share of Common Stock and each FiberChem Special Share will be entitled to one hundred votes, or the same number of votes possessed by the shares of Common Stock for which the related Intrex Class B Shares can be exchanged. The FiberChem Special Shares are subject to redemption for nominal consideration when the related Intrex Class B Shares are redeemed. The exchange of Intrex common shares into Intrex Class B Shares and FiberChem Special Shares is intended to allow Intrex shareholders to defer what might otherwise be a taxable disposition if the Intrex shares were directly exchangeable for shares of FiberChem Common Stock.

     Pursuant to the Pandel Merger Agreement, Pandel will be merged into Pandel Mergerco, a wholly-owned FiberChem subsidiary, which will then own the 24.89% of Intrex's outstanding common shares formerly owned by Pandel. Under the Pandel Merger Agreement, the Pandel shareholders will receive 67,528,250 shares of Common Stock, the same number of Intrex Class B Shares that Pandel otherwise would have received in exchange for its Intrex common shares under the Amended Arrangement Agreement. The Pandel shareholders will be required to deposit 51,791,597 shares (76.70% of the 67,528,250 shares) under a pooling agreement similar to, and subject to proportionate release on the same terms and conditions as, the Intrex Pooling Agreement. The Pandel Merger transaction is intended to qualify as a tax free reorganization under Section 368 of the United States Internal Revenue Code of 1986, as amended.



     If FiberChem does not have a sufficient number of authorized shares of Common Stock to satisfy its obligation to deliver Common Stock pursuant to the Pandel Merger Agreement, FiberChem will be obligated to designate an additional class of participating convertible preferred stock (the "Pandel Series Stock") with voting and economic rights comparable to its Common Stock and to deliver to Pandel shareholders the appropriate number of shares of Pandel Series Stock. The Pandel Series Stock would be mandatorily convertible into shares of Common Stock when a sufficient number of shares of Common Stock are authorized.



     Following consummation of the business combination, FiberChem, the surviving entity, intends to change its name to DecisionLink, Inc. ("DecisionLink"). For purposes of accounting in accordance with U.S. generally accepted accounting principles, the business combination is to be treated as a reverse acquisition of FiberChem by Intrex.



     Among other conditions which must be satisfied or waived prior to closing, completion of the proposed business combination is subject to $5,000,000 in new financing proceeds (or such lesser amount as is acceptable to FiberChem and Intrex) being available to FiberChem immediately following the combination on terms and conditions satisfactory to FiberChem and Intrex.



     O'Conor, Wright Wyman, Inc., as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for corporate and other purposes. For our services in connection with rendering this opinion, FiberChem has agreed to pay us a fee and to reimburse us for certain expenses and FiberChem has indemnified us and certain related parties against certain liabilities. FiberChem's obligation for our fees and disbursements in connection with rendering this opinion is not contingent upon issuance of a favorable opinion or upon completion of the proposed transaction. Neither O'Conor, Wright Wyman, Inc. nor the individuals involved with this opinion have any present or contemplated future interest in FiberChem, Intrex, Pandel or DecisionLink, other than as stated herein.



     In connection with this opinion, we have undertaken certain reviews, analyses and inquiries which we deemed relevant and have, among other things:



(a) reviewed the Amended Arrangement Agreement and the Pandel Merger Agreement, as well as other agreements incorporated therein relating to the post-combination management and operations of the combined entity including, among others, the Lock-Up Agreement, the Voting Agreement, the Registration Rights Agreement and various Employment and Non-Competition Agreements;



(b) reviewed the Intrex Pooling Agreement including, in particular, (i) the identification of Cornerstone Propane LP ("Cornerstone"), Northwestern Corporation ("Northwestern") and Orbcomm LP ("Orbcomm"); (ii) the Release Events enumerated therein; and (iii) the Release Schedule specified therein;



(c) reviewed the Preliminary Offering Circular dated June 16, 2000 relating to the proposed issuance, to non-U.S. persons only and through RP&C International ("RP&C") as Lead Manager, of U.S. $5,000,000 aggregate principal amount of 12% Senior Convertible Debentures Due 2002 of FiberChem, Inc., subject to the terms and conditions described therein (the "Preliminary Offering Circular") and conducted discussions with a representative of RP&C relating to the prospective financing and the results of various due diligence investigations relating thereto conducted by RP&C;



(d) reviewed certain SEC filings containing historical financial statements and other information relating to FiberChem including, among others, (i) Form 10-KSB Annual Reports for the fiscal years ended September 30, 1997, 1998 and 1999, (b) Form 10-QSB Quarterly Reports for the fiscal quarters ended December 31, 1999 and March 31, 2000, (c) Form 8-K Current Event Reports for events reported as of December 6, 1999 and as of June 2, 2000, and (d) Form S-2 Registration Statement dated May 12, 1999 and Post-Effective Amendment Number 1 thereto dated February 4, 2000;



(e) reviewed and discussed with members of FiberChem senior management and the FiberChem Board, among other matters, (i) the historical and current operations and financial condition of FiberChem and its future prospects, in consideration of various prevailing competitive, economic and regulatory conditions; (ii) certain internal financial information prepared by FiberChem management; and (iii) various corporate strategic objectives which could potentially be served by the prospective business combination, as well as potentially negative risk factors related thereto, and such other courses of action which might be available to FiberChem, all of which were considered by the FiberChem Board in its deliberations concerning the proposed business combination;

(f) reviewed the strategic plan for the post-combination operation of DecisionLink (the "DecisionLink Strategy") as described in various documents including, among others, the Preliminary Offering Circular and the Confidential Business Plan Executive Summary for DecisionLink (the "Business Plan") and discussed with members of the senior management of FiberChem and Intrex various strategic, operational, financial, marketing and technical factors, including potentially negative risk factors, relating to development and implementation of the DecisionLink Strategy;



(g) reviewed certain historical financial statements and other information relating to Intrex including, among other documents, a Memorandum of Understanding dated May 15, 2000 between Cornerstone and Intrex (the "MOU") with reference to the proposed formation of a joint business venture (the "JV") for the global marketing of products used to measure the liquid level of propane vessels and the delivery of tank data and software for data reporting solutions to customers of the JV; and conducted joint discussions with the President and Chief Executive Officer of Intrex and with the representative of Cornerstone anticipated to be the Chief Executive Officer of the JV with regard to various operational, financial, marketing and technical factors relating to operation of the prospective JV, as well as potentially negative risk factors, including the JV's prospective level of reliance upon third parties, such as Orbcomm, for satellite communications or other methods of communicating tank data;



(h) performed certain analyses and computed certain ratios with regard, among other matters, to (i) the relative post-combination equity ownership interests of the FiberChem and Intrex shareholders under alternative scenarios relating to the occurrence of qualifying Release Events and to the prospective future business and financial performance of the combined entity and (ii) the relative prospective financial, operational, strategic or other contributions of the parties under such alternative scenarios;



(i) reviewed the historical stock prices, trading volumes and other public market activity of FiberChem Common Stock over various time periods and (i) analyzed changes in the aggregate market capitalization for FiberChem at various dates prior and subsequent to the initial December 1999 public announcement of the proposed business combination and at dates proximate to the date of this opinion, and (ii) analyzed the relative changes, over various time periods, in the stock prices of FiberChem and of certain competitive or otherwise comparable companies and in certain public market indices, in consideration of industry, company and general economic and stock market conditions; and



(j) performed such other analyses and investigations and considered such other factors as we deemed appropriate.



     In rendering this opinion, we have relied, without assuming any responsibility for the independent verification of such information, upon the accuracy, completeness and reasonableness of all information, including financial forecasts, whether provided to us by the management and professional advisors of FiberChem and Intrex, or otherwise obtained from public sources reasonably deemed to be reliable. We have further relied upon the assurance of management of FiberChem and Intrex that they are unaware of any facts that would make the information they provided to us incomplete or misleading in any material respect. In arriving at our opinion, we have not performed any independent valuation or appraisal of the assets of FiberChem, Intrex or Pandel. Our opinion is necessarily based upon economic, market and other conditions and circumstances existing and disclosed to us that can be evaluated as of the date hereof.



     In rendering our opinion, we have assumed that the business combination will be consummated on the terms and conditions provided for in the Amended Arrangement Agreement, without material modification thereof.



     This opinion letter is provided exclusively to the Board of Directors of FiberChem for use in its consideration of the proposed business combination pursuant to the Amended Arrangement Agreement and may not be used for any other purpose or relied upon by any parties other than the Board of Directors of FiberChem. We have not served as financial advisors to FiberChem in negotiation of the terms of the Amended Arrangement Agreement or related agreements, nor have we determined or recommended the Arrangement Consideration, but only undertaken the reviews, analyses and inquiries described herein in order to arrive at our opinion. This opinion shall not constitute a recommendation to any member of the FiberChem Board as to how such member of the FiberChem Board should vote with respect to approval of the proposed business combination pursuant to the Amended Arrangement Agreement.



     Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that the Arrangement Consideration, taken as a whole, to be issuable by FiberChem to the shareholders of Intrex pursuant to the Amended Arrangement Agreement is fair, from a financial point of view, to the shareholders of FiberChem.




                                       Very truly yours,



                                       /s/ O'CONOR, WRIGHT WYMAN, INC.

                                  SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




    FIBERCHEM, INC.
         (Registrant)



By: /s/ Geoffrey F. Hewitt                         Date: October 6, 2000
   -----------------------                              ----------------
   Geoffrey F. Hewitt

                                 FIBERCHEM, INC.
                            1181 Grier Drive, Suite B
                             Las Vegas, Nevada 89119

PROXY

         The undersigned, a holder of Common Stock of FiberChem, Inc., a Delaware corporation (the "Company"), hereby appoints GEOFFREY F. HEWITT and MELVIN W. PELLEY, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on November 29, 2000 and any adjournments thereof, as follows:


1. The adoption of the proposal to amend the Certificate of Incorporation to increase the authorized shares of the Company's Common Stock.

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN



2. The adoption of the proposal to amend the Certificate of Incorporation authorizing a change in the Company's name to "DecisionLink, Inc."

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN



3. The election of three (3) Class A members (Geoffrey F. Hewitt, David S. Peachey and Irwin J. Gruverman), three (3) Class B Members (Peter J. Lagergren, Brian A. O'Neil and Walter Haemmerli) and one Class C Director (Trevor Nelson) to the Board of Directors to hold office for staggered terms as provided in the Company's Proxy Statement:

          [ ]  FOR all nominees listed below

          [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

Geoffrey F. Hewitt, David S. Peachey, Irwin J. Gruverman, Peter J. Lagergren, Brian A. O'Neil, Walter Haemmerli, and Trevor S. Nelson.


4.   To approve and adopt the 2000 Stock Option Plan for the Company.

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

5. The ratification of the appointment of Goldstein Golub Kessler LLP as the Company's auditors for the fiscal years ending September 30, 1999 and September 30, 2000.

         [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

6. Upon such other matters as may properly come before the meeting or any adjournments thereof.

         The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1, FOR THE ADOPTION OF PROPOSALS 2, 3, 4, 5, AND 6; AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated October 10, 2000 relating to the Annual Meeting, the 1999 Annual Report to Stockholders for the year ended September 30, 1999, and the Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.

                                                 ------------------------

                                                 ------------------------
                                                 Signature(s) of Stockholder(s)

         The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date: ____________, 2000


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                 FIBERCHEM, INC.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.